$150,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                   dated as of


                                  July 15, 1998


                                      among


                               Iomega Corporation,


                             The Banks Party Hereto,


                                 Citibank, N.A.,
                            as Administrative Agent,


                                       and


                   Morgan Guaranty Trust Company of New York,
                             as Documentation Agent

                                TABLE OF CONTENTS


                                                                           PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions....................................................1
SECTION 1.02.  Accounting Terms and Determinations...........................17

                                    ARTICLE 2
                                  THE CREDITS

SECTION 2.01.  Commitments to Lend...........................................17
SECTION 2.02.  Method of Borrowing...........................................18
SECTION 2.03.  Maturity of Loans.............................................19
SECTION 2.04.  Interest Rates................................................19
SECTION 2.05.  Method of Electing Interest Rates.............................21
SECTION 2.06.  Fees..........................................................22
SECTION 2.07.  Termination or Reduction of Commitments.......................23
SECTION 2.08.  Optional Prepayments..........................................23
SECTION 2.09.  Mandatory Prepayments.........................................23
SECTION 2.10.  General Provisions as to Payments.............................25
SECTION 2.11.  Funding Losses................................................25
SECTION 2.12.  Computation of Interest and Fees..............................26
SECTION 2.13.  Notes.........................................................26

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Closing.......................................................26
SECTION 3.02.  Consequence of Effectiveness..................................28
SECTION 3.03.  Borrowings....................................................28
                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power.................................29
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention....29
SECTION 4.03.  Binding Effect................................................29
SECTION 4.04.  Financial Information.........................................29
SECTION 4.05.  Litigation....................................................30
SECTION 4.06.  Compliance with ERISA.........................................30
SECTION 4.07.  Environmental Matters.........................................30
SECTION 4.08.  Taxes.........................................................31
SECTION 4.09.  Subsidiaries..................................................31
SECTION 4.10.  Regulatory Restrictions on Borrowing..........................31
SECTION 4.11.  Full Disclosure...............................................31
SECTION 4.12.  Representations in Collateral Documents True and Correct......32
SECTION 4.13.  Solvency......................................................32
SECTION 4.14.  Properties....................................................32
SECTION 4.15.  Year 2000.....................................................32

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information...................................................33
SECTION 5.02.  Payment of Obligations........................................36
SECTION 5.03.  Maintenance of Property; Insurance............................36
SECTION 5.04.  Conduct of Business and Maintenance of Existence..............37
SECTION 5.05.  Compliance with Laws..........................................37
SECTION 5.06.  Inspection of Property, Books and Records.....................38
SECTION 5.07.  Mergers and Sales of Assets...................................38
SECTION 5.08.  Use of Proceeds...............................................38
SECTION 5.09.  Negative Pledge...............................................39
SECTION 5.10.  Limitation on Debt............................................40
SECTION 5.11.  Minimum Consolidated Tangible Net Worth.......................40
SECTION 5.12.  Debt to Consolidated Tangible Net Worth.......................41
SECTION 5.13.  Minimum Consolidated EBITDA...................................41
SECTION 5.14.  Maximum Cash Conversion Days..................................41
SECTION 5.15.  Capital Expenditures..........................................42
SECTION 5.16.  Restricted Payments...........................................42
SECTION 5.17.  Investments...................................................43
SECTION 5.18.  Transactions with Affiliates..................................43
SECTION 5.19.  Restrictive Agreements........................................43
SECTION 5.20.  Accounting Changes............................................44
SECTION 5.21.  Modification of Certain Documents.............................44
SECTION 5.22.  Capital Stock.................................................44
SECTION 5.23.  Further Assurances............................................44
SECTION 5.24.  Landlord and Warehouseman Waivers.............................46

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Default.............................................46
SECTION 6.02.  Notice of Default.............................................49

                                    ARTICLE 7
                                   THE AGENTS

SECTION 7.01.  Appointment and Authorization.................................49
SECTION 7.02.  Agents and Affiliates.........................................49
SECTION 7.03.  Action by Agents..............................................49
SECTION 7.04.  Consultation with Experts.....................................49
SECTION 7.05.  Liability of Agents...........................................50
SECTION 7.06.  Indemnification...............................................50
SECTION 7.07.  Credit Decision...............................................50
SECTION 7.08.  Successor Agents..............................................51
SECTION 7.09.  Agents' Fees..................................................51

                                    ARTICLE 8
                            CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair......51
SECTION 8.02.  Illegality....................................................52
SECTION 8.03.  Increased Cost and Reduced Return.............................52
SECTION 8.04.  Taxes.........................................................54
SECTION 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar Loans....55
SECTION 8.06.  Substitution of Bank..........................................56

                                    ARTICLE 9
                                 MISCELLANEOUS

SECTION 9.01.   Notices......................................................56
SECTION 9.02.  No Waivers....................................................57
SECTION 9.03.  Expenses; Indemnification.....................................57
SECTION 9.04.  Sharing of Set-offs...........................................57
SECTION 9.05.  Amendments and Waivers; Release of Collateral.................58
SECTION 9.06.  Successors; Participation and Assignments.....................58
SECTION 9.07.  No Reliance on Margin Stock...................................60
SECTION 9.08.  Governing Law; Submission to Jurisdiction.....................60
SECTION 9.09.  Counterparts; Integration; Effectiveness......................60
SECTION 9.10.  WAIVER OF JURY TRIAL..........................................61
SECTION 9.11.  Confidentiality...............................................61
SECTION 9.12.  Right of Set-off..............................................61



         COMMITMENT SCHEDULE
         PRICING SCHEDULE
         SCHEDULE I - Debt
         SCHEDULE II - None
         EXHIBIT A - Note
         EXHIBIT B - Opinion of Counsel for the Borrower
         EXHIBIT C - Opinion of Special  Counsel for the Agents
         EXHIBIT D - Assignment  and Assumption Agreement
         EXHIBIT E - Security  Agreement
         EXHIBIT F - Pledge Agreement
         EXHIBIT G - Subordinated Note

         AGREEMENT dated as of July 15, 1998 among IOMEGA CORPORATION, the BANKS party hereto, CITIBANK, N.A., as Administrative Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent.

         WHEREAS, the Borrower, the banks referred to therein, Citibank, N.A., as administrative agent for such banks, and Morgan Guaranty Trust Company of New York, as documentation agent for such banks, are parties to a Credit Agreement dated as of March 11, 1997 and amended and restated as of January 23, 1998;

         WHEREAS, such parties desire to amend and restate said Credit Agreement as provided in this Agreement and, upon satisfaction of the conditions specified in Section 3.01, said Credit Agreement will be so amended and restated; and

         NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings: "Administrative Agent" means Citibank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent (with a copy to the Borrower and the Documentation Agent).

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agents" means the Administrative Agent and the Documentation Agent, and "Agent" means either of the foregoing.

         "Agreement", when used with reference to this Agreement, means this Amended and Restated Credit Agreement dated as of July 15, 1998, as it may be amended from time to time.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its domestic Subsidiaries of any Collateral, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business, (ii) dispositions of production equipment to the extent proceeds of such disposition do not exceed $5,000,000 in any Fiscal Year of the Borrower and $7,000,000 during the period from and including the Effective Date through and including the Termination Date, (iii) dispositions to the Borrower or a domestic Wholly-Owned Subsidiary and (iv) dispositions from the Borrower to [Iomega Malaysia] of manufacturing equipment.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Available Amount" means (i) on any day on or prior to May 15, 1999, the greater of the Base Amount and the Borrowing Base in effect on such day, and
(ii) on any day thereafter, the Borrowing Base in effect on such day.

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.
         "Base Amount" means $110,000,000, as such amount may be reduced from time to time pursuant to Section 2.09(a) or (b).

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.05(a) or Article 8.

         "Borrower" means Iomega Corporation, a Delaware corporation, and its successors.

         "Borrower Plan" means the memorandum dated July 8, 1998 furnished to the Banks in connection with the transactions contemplated hereby.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. A Borrowing is a Base Rate Borrowing if such Loans are Base Rate Loans or a Euro-Dollar Borrowing if such Loans are Euro-Dollar Loans.

         "Borrowing Base" means, on any date, the amount of the Borrowing Base as of the date of the Borrowing Base Certificate then most recently delivered pursuant to Section 5.01(n), determined by calculating the sum of (i) a percentage to be agreed by the Borrower and the Agents on the basis of the Initial Information and notified to the Banks within 21 days after the Effective Date (or, upon 30 days' notice from the Administrative Agent, such lesser percentage as the Required Banks shall determine in their reasonable discretion based on the overall creditworthiness of the account debtors and specify to the Borrower, through the Administrative Agent, as being appropriate for these purposes) of the aggregate amount of Eligible Receivables at such date, plus
(ii) a percentage to be agreed by the Borrower and the Agents on the basis of the Initial Information and notified to the Banks within 21 days after the Effective Date (or, upon 30 days' notice from the Administrative Agent, such lesser percentage as the Required Banks shall determine in their reasonable discretion based on the marketability, accessibility and value of Inventory and specify to the Borrower, through the Administrative Agent, as being appropriate for these purposes) of the aggregate amount of Eligible Inventory at such date less (iii) the aggregate amount of Letter of Credit Exposure in respect of letters of credit issued by any Bank which are secured by a security interest in the Collateral pursuant to the Collateral Documents.

         "Borrowing Base Certificate" means a certificate, duly executed by a senior financial or accounting officer of the Borrower, satisfactory in form and substance to the Agents.

         "Capital Stock" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a partnership, any participation interest (whether general or limited), (iii) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (iv) any warrant, option or other right to acquire any Capital Stock described in the foregoing clauses (i), (ii) and (iii).

         "Collateral" means collateral subject to the Collateral Documents.

         "Collateral Documents" means the Pledge Agreement, the Security Agreement, any additional pledge or security agreements required to be delivered pursuant to the Loan Documents and any instruments of assignment, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

         "Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule, and (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.07 or 9.06(c).

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated EBITDA" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, after excluding the effect of any extraordinary or other non-recurring gain (but not loss), plus, to the extent deducted in determining such net income for such period, the aggregate amount of (i) interest expense,
(ii) income tax expense, (iii) depreciation, amortization and other similar non-cash charges, iv) Nomai R&D Expenses and (v) the Permitted Second Quarter Addback.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Tangible Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date, plus the sum of (i) Nomai R&D Expenses, (ii) the Permitted Second Quarter Addback and
(iii) amortization of goodwill and other intangible assets relating to the acquisition by the Borrower of a controlling interest in Nomai. As used herein, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (except write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) after September 30, 1996 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity Investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Documentation Agent" means Morgan Guaranty Trust Company of New York, in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Eligible Inventory" means, at any date of determination thereof, the value (determined at the lower of cost or market) of all Inventory other than those types of Inventory agreed by the Borrower and the Agents on the basis of the Initial Information and notified to the Banks within 21 days after the Effective Date.

         "Eligible Receivables" means, at any date of determination thereof, the aggregate of all Receivables at such date other than those classes of Receivables agreed by the Borrower and the Agents on the basis of the Initial Information and notified to the Banks within 21 days after the Effective Date.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to
emissions,  discharges  or  releases  of  pollutants,   contaminants,  Hazardous
Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.04(b).

         "Euro-Dollar  Rate"  means a rate of  interest  determined  pursuant to
Section 2.04(b) on the basis of a London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Events of Default" has the meaning set forth in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Existing Credit Agreement" means the Credit Agreement dated as of March 11, 1997 and amended and restated as of January 23, 1998 among the Borrower, the banks referred to therein, Citibank, N.A., as administrative agent, and Morgan Guaranty Trust Company of New York, as documentation agent, as in effect from time to time prior to the Effective Date.

         "Existing Bank" means a "Bank" (as such term is defined in the Existing Credit Agreement) that is a party to the Existing Credit Agreement immediately prior to the Effective Date.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citibank, N.A. on such day on such transactions as determined by the Administrative Agent.

         "Fiscal Quarter" means a fiscal quarter of the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

         "Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Initial Information" means the information as to Inventory and Receivables distributed to the Banks on July 14, 1998.

         "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Inventory" shall mean inventory (as defined in Article 9 of the New York Uniform Commercial Code) to the extent comprised of readily marketable materials of a type manufactured, consumed or held for resale (including raw materials and work-in-process) by the Borrower in the ordinary course of business.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

         "Letter of Credit Exposure" shall mean, at any time and in respect of any letter of credit, the sum of (i) the amount available for drawings under such letter of credit issued for the account of the Borrower plus (ii) the aggregate unpaid amount of all reimbursement obligations at the time due and payable in respect of previous drawings made under such letter of credit minus
(iii) the amount available for drawings not in excess of $20,000,000 under any such letter of credit that is a standby letter of credit issued in connection with litigation resulting in preliminary injunctive relief.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Loan Documents" means this Agreement, the Notes and the Collateral Documents.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.04(b).

         "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received by the Borrower or any of its domestic Subsidiaries in connection with one or more related events under any insurance policy maintained by the Borrower or any of its domestic Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its domestic Subsidiaries, if the amount of such aggregate proceeds or award or other compensation exceeds $1,000,000.

         "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets or business of the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower or any other Person to consummate the transactions contemplated hereby to occur on the Effective Date;
(iii) a material adverse effect on the ability of the Borrower to perform under this Agreement and the Notes and the other Loan Documents; or (iv) a material adverse effect on the rights and remedies of the Agents and the Banks under this Agreement and the Notes and the other Loan Documents.

         "Material Debt" means Debt (except Debt outstanding hereunder) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

         "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

         "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Cash Proceeds" means, with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Asset Sale (including any cash proceeds received as income or other proceeds of any noncash proceeds of such Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such Asset Sale,
(y) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (z) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

         "Nomai" means Nomai S.A., a societe anonyme organized under the laws of the Republic of France.

         "Nomai R&D Expenses" means all expenses relating to the writeoff of in-process research and development expenses of Nomai recorded in the third Fiscal Quarter of 1998 in connection with the acquisition by the Borrower of a controlling interest in Nomai.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Notice of Interest Rate Election" has the meaning set forth in Section 2.05.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" shall mean any Proposed Acquisition with respect to which the following conditions have been met:

                   (i) the Security Agent shall have received (A) a perfected lien on all of the Capital Stock (or, in the case of the Capital Stock of a foreign Person, no more than 65% of the outstanding Capital Stock thereof) and assets (to the extent owned by a Person domiciled under the laws of the United States or any political subdivision thereof) acquired in connection with the Proposed Acquisition, junior to no other Liens, except as permitted by Section 5.09, and (B) a guarantee from any Subsidiary organized under the laws of the United States or any political subdivision thereof acquired or created in connection with such Proposed Acquisition;

                  (ii) the Borrower shall have delivered a written notice to the Agents and the Banks of its intention to make such Proposed Acquisition (other than any Proposed Acquisition the purchase price of which does not exceed $1,000,000) no less than 10 Business Days (or such shorter period agreed to by the Agents) prior to the proposed consummation date thereof (the "Consummation Date"), setting forth the material terms thereof and the source of funding of the purchase price of such Proposed Acquisition;

                 (iii) the sum of the cash purchase price of all Proposed Acquisitions, including any deferred purchase price, does not exceed $10,000,000; provided that such Proposed Acquisition is otherwise permitted by Section 5.17(d);

                  (iv) the amount of Debt assumed (directly or indirectly) as a result of all Proposed Acquisitions does not exceed $5,000,000 in the aggregate; provided that the incurrence of such Debt is permitted under
         Section 5.10(e);

                   (v) the sum of the fair market value of that portion of the purchase price of all Proposed Acquisitions payable in common equity of the Borrower does not exceed $10,000,000;

                  (vi) on the Consummation Date for such Proposed Acquisition and after giving effect thereto, (A) no Default shall have occurred and be continuing and (B) all representations and warranties under the Loan Documents shall be true and correct in all material respects as though made on and as of such date; and

                 (vii) the Borrower shall have provided the Agents and the Banks such other financial information, financial analyses, documentation or other information relating to such Proposed Acquisition (other than a Proposed Acquisition the purchase price of which does not exceed $1,000,000) as either Agent or the Required Banks may reasonably request.

         "Permitted Second Quarter Addback" means special charges taken in the second Fiscal Quarter of 1998 to the extent such special charges exceed $10,000,000 and are less than $20,000,000 (and to the extent that such special charges exceed $20,000,000 then such special charges will be deemed to equal $20,000,000), so long as the cash portion of all special charges taken in such Fiscal Quarter does not exceed $14,000,000.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pledge Agreement" means the pledge agreement dated as of the Effective Date substantially in the form of Exhibit F hereto between the Borrower and the Security Agent, as amended from time to time.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means the rate of interest publicly announced by Citibank, N.A. in New York City from time to time as its Prime Rate.

         "Proposed Acquisition" shall mean (a) any purchase by the Borrower or any Wholly-Owned Subsidiary of (i) any capital stock of any Person if, following such purchase, such Person would be a Subsidiary, or (ii) any merger or consolidation of a Wholly-Owned Subsidiary with any Person, provided that, in each such case referred to in this clause (a), such Person is in the same or a similar line of business as the Borrower, and (b) any acquisition by the Borrower or any Wholly-Owned Subsidiary of all or substantially all of the assets, operations, any division or any operating unit of any Person, provided that, in each such case, such Person is in (or such assets are usable in, or such operations or division are in) the same or a similar line of business as the Borrower.

         "Quarterly Payment Dates" means each March 31, June 30, September 30 and December 31.

         "Receivable" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the respective invoice, of a customer of the Borrower in respect of Inventory sold or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as a receivable on the books of the Borrower, net of any credits, rebates or offsets owed to the customer and also net of any commissions payable to Persons other than Subsidiaries or Affiliates of the Borrower or any of their employees.

         "Reference Banks" means the principal London offices of Fleet National Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York, and "Reference Bank" means any one of such Reference Banks.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means, at any time, Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, holding at least 51% of the aggregate unpaid principal amount of the Loans.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion). It is understood that the net exercise of stock options and other employee awards not involving any cash payments by the Borrower, pursuant to plans described in the Borrower's filings with the Securities and Exchange Commission, does not constitute a Restricted Payment by the Borrower.

         "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

         "SEC" means the Securities and Exchange Commission.

         "Security Agent" means Citicorp USA, Inc., in its capacity as agent for the Banks under the Collateral Documents, and its successors in such capacity.

         "Security Agreement" means the security agreement dated as of the Effective Date substantially in the form of Exhibit E hereto among the Borrower, the Security Agent and Northern Trust Company, as Concentration Bank, as amended from time to time.

         "Subordinated Notes" means one or more Senior Subordinated Promissory Notes in an aggregate principal amount not to exceed $40,000,000, in the form of Exhibit H hereto.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

         "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof (or, if the Investment is made outside the United States by a foreign Subsidiary, any office located in the United Kingdom, Switzerland or the
Netherlands of any bank or trust company which is organized or licensed under the laws of the United Kingdom, Switzerland or the Netherlands, the unsecured long-term debt of which is rated at least A by Standard & Poor's Ratings Service or A2 by Moody's Investors Services, Inc.) and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, or (v) any other obligation which meets the criteria established in the Borrower's U.S. cash investment policy as in effect on the date hereof.

         "Termination Date" means July 14, 2000, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America.

         "Usage" means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding after termination of the Commitments, the Usage for each date on or after the date of such termination shall be deemed to be greater than 66%.

         "Wholly-Owned Subsidiary" means, at any time, a Subsidiary, all the outstanding Capital Stock (other than qualifying director's shares) of which is owned, directly or indirectly, by the Borrower at such time.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then the Borrower's compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.


                                    ARTICLE 2
                                   THE CREDITS

     SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made, the aggregate outstanding principal amount of all Loans by such Bank shall not exceed the lesser of its Commitment and its pro rata share of the Available Amount. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by
Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section.

     SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than 12:00 Noon (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying: (i the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

               (ii) the aggregate amount of such Borrowing;

               (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

               (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

In no event shall the total number of Groups of Loans at any one time outstanding exceed twenty.

          (b) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 1:00 P.M. (New York City time) on the date of each Euro-Dollar Borrowing or 2:00 P.M. (New York City time) on the date of each Base Rate Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section
9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

          (d) Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 1:30 P.M.(New York City time) on the date of such Borrowing) that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.04 and (ii) if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.03. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

     SECTION 2.04. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (x) the Base Rate Margin (as determined in accordance with the Pricing Schedule) plus (y) the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate Margin for such day plus the Base Rate for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.05. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section
     2.10 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b) Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Loans to,or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if
(i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     SECTION 2.06. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) per annum on the daily average amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety, and shall be payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Commitments terminate in their entirety.

     (b) Utilization Fee. For each day on which Usage exceeds 33%, the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Commitments, a utilization fee at the Utilization Fee Rate (determined daily in accordance with the Pricing Schedule) per annum on the aggregate principal amount of Loans outstanding on such day. Such utilization fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date.

     SECTION 2.07. Termination or Reduction of Commitments.(a) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time, by an aggregate amount of at least $25,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Administrative Agent shall notify each Bank of the contents thereof.

     (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

     SECTION 2.08. Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 2.10, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

     (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.09. Mandatory Prepayments. (a) If at any time after the date hereof, the Borrower or any of its domestic Subsidiaries shall receive any Net Cash Proceeds of any Asset Sale, (i) the Borrower shall forthwith prepay the Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds and (ii) if such Net Cash Proceeds are received on any date on or before May 15, 1999, the Base Amount on such date shall be reduced in an amount equal to 100% of such Net Cash Proceeds; provided that in the case of the sale or disposition of equipment, the Base Amount shall be reduced only on the 90th day after receipt of such Net Cash Proceeds, and only in an amount equal to the amount (if any) by which (x) the amount such Person shall not have expended or committed to expend during such 90-day period for the replacement of the equipment in respect of which such Net Cash Proceeds were received exceeds (y) the aggregate principal amount of Loans prepaid on the first day of such 90-day period.

     (b) If at any time after the date hereof, the Borrower or any of its domestic Subsidiaries shall receive any Major Casualty Proceeds, (i) the Borrower shall forthwith prepay the Loans in an aggregate principal amount equal to the aggregate Major Casualty Proceeds received by such Person and (ii) if such Major Casualty Proceeds are received on any date on or before May 15, 1999, the Base Amount on such date shall be reduced in an amount equal to 100% of such Major Casualty Proceeds; provided that the Base Amount shall be reduced only on the 180th day after receipt of such Major Casualty Proceeds, and only in an amount equal to the amount (if any) by which (x) the amount such Person shall not have expended or committed to expend during such 180-day period for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds were received (or for investment in any other fixed assets) exceeds (y) the aggregate principal amount of Loans prepaid on the first day of such 180-day period.

     (c) If on any Domestic Business Day the aggregate outstanding principal amount of the Loans exceeds the lesser of the Commitments and the Available Amount, the Borrower shall prepay no later than the next Domestic Business Day a principal amount of Loans equal to such excess.

     (d) The prepayments required by subsection (a) shall be made forthwith upon receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds; provided that if the Net Cash Proceeds in respect of any Asset Sale is less than $1,000,000, such prepayment shall be made upon receipt of proceeds such that, together with all other such amounts not previously applied, such Net Cash Proceeds is equal to at least $1,000,000; and provided further that if any such prepayment would otherwise require prepayment of Euro-Dollar Loans or portions thereof prior to the last day of the related Interest Period, such prepayment shall, unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Banks, be deferred to such last day. The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each prepayment required pursuant to subsection (a).

     SECTION 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.


     (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan, or any Euro-Dollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise), on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02(b), 2.05(c) or 2.08(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant which has purchased or agreed to purchase a participation in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.12. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.13. Notes. (a) The Borrower's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that the Borrower's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Promptly after it receives each Bank's Note pursuant to Section 3.01(a), the Documentation Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.



                                    ARTICLE 3

                                   CONDITIONS

     SECTION 3.01. Closing. The closing hereunder shall occur when (i) the Documentation Agent has received all the following documents, each dated the Effective Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied:

          (a) a duly executed Note for the account of each Bank dated on or before the Effective Date and complying with the provisions of Section 2.13;

          (b) either a counterpart hereof signed by the Required Banks and the Borrower or facsimile or other written confirmation satisfactory to the Documentation Agent confirming that such party has signed a counterpart hereof;

          (c) an opinion of Hale and Dorr LLP, counsel for the Borrower, substantially in the form of Exhibit B hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) an opinion of Davis Polk & Wardwell, special counsel for the Documentation Agent, substantially in the form of Exhibit C hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) duly executed counterparts of each of the Collateral Documents, together with evidence satisfactory to the Agents of the effectiveness and perfection (to the extent required thereby) of the Liens contemplated thereby, including the filing of UCC-1's and the delivery of any stock certificates comprising the Collateral;

          (f) the binders referred to in Section 5.03(c);

          (g) the Borrower shall have paid in full (or made arrangements satisfactory to the Documentation Agent for paying in full) on the Effective Date, all fees and other amounts (if any) then due and payable by the Borrower to the Banks and the Agents to the extent invoiced at least one Domestic Business Day prior to the Effective Date;

          (h) evidence satisfactory to it that all fees and expenses payable for the account of the Banks and the Agents and their affiliates on or before the Effective Date have been paid in full in the amounts previously agreed upon on or before the Effective Date; and

          (i) all documents the Documentation Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent.

         Promptly after the Effective Date occurs, the Documentation Agent shall notify the Borrower, the Administrative Agent and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 3.02. Consequence of Effectiveness. On the Effective Date, without further action by any of the parties thereto, the Existing Credit Agreement will be automatically amended and restated to read as this Agreement reads. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions hereof. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Effective Date. No Borrowing or Interest Period in existence prior to the Effective Date shall be affected by the occurrence of the Effective Date.

     SECTION 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

               (a) the fact that the Effective Date shall have occurred on or before July 31, 1998;

               (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

               (c)  the  fact  that,  immediately  after  such  Borrowing,   the
          aggregate outstanding principal amount of the Loans will not exceed the lesser of the aggregate Commitments and the Available Amount;

               (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

               (e) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing.

     Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.



                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

     SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than in connection with the Collateral Documents) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower's certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary, the contravention of which instrument or default under which instrument could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

     SECTION 4.03. Binding Effect. The Loan Documents (other than the Notes) constitute valid and binding agreements of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by
equitable   principles  of  general   applicability.

     SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP , a copy of which financial statements has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year. (b Except as previously disclosed to the Banks prior to the Effective Date, since December 31, 1997 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.05. Litigation. Except with respect to clause (i) of the definition of "Material Adverse Effect" in the event of an adverse decision in any of the legal proceedings referenced in the Borrower's Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 29, 1998, there is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of the Loan Documents.

     SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of complying with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's reasonable opinion, adequate.

     SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries which has consolidated assets of at least $1,000,000 is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.10. Regulatory Restrictions on Borrowing. The Borrower is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     SECTION 4.11. Full Disclosure. (a All information heretofore furnished by the Borrower to the Agents or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agents or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks any and all facts which materially and adversely affect, or may materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the Borrower's ability to perform its obligations under the Loan Documents.

     (b) The projections set forth in the Borrower Plan were based on reasonable assumptions and as of their date represented the best estimate of future performance of the Borrower and its Subsidiaries. During the period from the respective dates as of which information is stated in the Borrower Plan to and including the Effective Date, no event has occurred and no condition has come into existence which would have caused the projections therein to be materially misleading.

     SECTION 4.12. Representations in Collateral Documents True and Correct. Each of the representations and warranties of the Borrower contained in the Collateral Documents is true and correct.

     SECTION 4.13. Solvency. As of each of the Effective Date and the date of each Borrowing, after giving effect to the transactions contemplated hereby to occur on such date: (i) the aggregate fair market value of the assets of the Borrower will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will be able to pay its debts as they mature and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

     SECTION 4.14. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe (as determined in a judicial or alternative dispute resolution proceeding) upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.15. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) which are material to the operations of the Borrower and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                                    ARTICLE 5

                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any principal of or interest on any Loan remains unpaid:

     SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of operations for such Fiscal Quarter and the related consolidated statements of operations and cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of operations and cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

          (c) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month, the related consolidated statements of operations for such month and the related consolidated statement of operations and cash flows for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year all certified (subject to normal quarterly and year-end adjustment and to the absence of footnotes) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

          (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 to 5.15, inclusive, and Section 5.17, and the calculation of the Borrowing Base on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements stating whether anything has come to their attention to cause them to believe that
     (i) any Default existed on the date of such statements and (ii) the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above are not correct;

          (f) promptly upon receipt thereof, copies of all reports (other than drafts of final reports) submitted to the Borrower by its independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

          (g) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (h) as soon as reasonably practicable after any officer of the Borrower obtains knowledge thereof, notice of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect and the nature of such Material Adverse Effect;

          (i) as soon as reasonably practicable after any officer of the Borrower obtains knowledge of the commencement of, or of a threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of the Loan Documents, a certificate of a senior financial officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Bank;

          (j) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

          (k) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

          (l) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (m) within 30 days after the commencement of each Fiscal Year, the Borrower's operating and capital expenditure budgets and cash flow forecast on a quarterly basis for such Fiscal Year and on an annual basis for the succeeding Fiscal Years through the Termination Date;

          (n) on or before the 21st day of each calendar month, a Borrowing Base Certificate setting forth a calculation of the Borrowing Base as of the last Domestic Business Day of the immediately preceding calendar month; and

          (o) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as either Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same are contested in good faith, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, if and to the extent appropriate, reserves for the accrual thereof.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each Subsidiary to, maintain (either in the Borrower's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective material properties in at least such amounts, against at least such risks and with no greater risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business.

     (c) On or prior to the Effective Date, the Borrower shall cause the Security Agent to be named as an additional insured and loss payee on each insurance policy required to be maintained pursuant to this Section 5.03. The Borrower will deliver to the Banks (i) on the Effective Date, binders from the Borrower insurance broker dated such date showing the amount of coverage as of such date, (ii) upon the request of any Bank through the Administrative Agent from time to information presented in reasonable detail as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the Effective Date and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

     SECTION 5.04. Conduct of Business and Maintenance of Existence.The Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit:

               (i) the merger of a Subsidiary into the Borrower if, after giving effect thereto, no Default shall have occurred and be continuing;

                 (ii) the merger or consolidation of a Subsidiary with or into a Person other than the Borrower if the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary and, after giving effect thereto, no Default shall have occurred and be continuing; or

                (iii) the termination of the corporate existence of a Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

         The Borrower will not modify its policy for classification of doubtful accounts in any manner materially detrimental to the interests of the Banks (including, without limitation, in any manner which would result in an increase in the Borrowing Base) without the consent of the Required Banks.

     SECTION 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times (including reasonable notice) and as often as may reasonably be requested.


     SECTION 5.07. Mergers and Sales of Assets. (a) Except in connection with a Permitted Acquisition, the Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into, or transfer all or substantially all of its assets to, any other Person, provided that (i) the Borrower may merge with a Wholly-Owned Subsidiary if the Borrower is the corporation surviving such merger and immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (ii) any Wholly-Owned Subsidiary or Nomai may merge with, or transfer all or substantially all of its assets to, any other Wholly-Owned Subsidiary and immediately after giving effect to such merger or transfer, no Default shall have occurred and be continuing.

     (b) Except in connection with a Permitted Acquisition, none of the Borrower and its Subsidiaries will acquire the Capital Stock of or all or substantially all of the assets, operations, any division or any operating unit of any Person (other than (i) Nomai and (ii) a Wholly-Owned Subsidiary). None of the Borrower and its Subsidiaries will act as a general partner under any partnership agreement with any other Person.

     (c) The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, any property except for (i) sales of inventory in the ordinary course of business, (ii) sales or dispositions of obsolete or no longer useful equipment, (iii) sales of production equipment to the extent the proceeds of such sale do not exceed $5,000,000 in any fiscal year and $7,000,000 during the period from and including the Effective Date to but excluding the Termination Date and (iv) the granting of licenses in the ordinary course of business.

     SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     SECTION 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (a) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

               (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, including, without limitation, Liens securing obligations under capital leases, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

               (c) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

               (d) any Lien  existing  on any  asset  prior  to the  acquisition
          thereof  by  the  Borrower  or  a   Subsidiary   and  not  created  in
          contemplation of such acquisition;

               (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

               (f) Liens arising in the ordinary course of its business (i) which do not secure Debt or Derivatives Obligations, (ii) which do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $10,000,000 and (iii) as to which no financing statement or other document similar in effect is on file in any recording office;

               (g) Liens on intellectual property of the Borrower in favor of the holders of the Subordinated Notes; provided that such Liens are junior to the Liens created by the Collateral Documents;

               (h) Liens created by the Collateral Documents; and

               (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount not at any time exceeding $15,000,000.

         Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries (other than Foreign Subsidiaries (as defined in the Pledge Agreement) not incorporated under the laws of, or having a principal place of business in, Canada) will create, assume or suffer to exist any Lien on any Inventory (other than Liens described in clause (f) or (h) above) or Receivables (other than Liens described in clause (h) above).

     SECTION 5.10. Limitation on Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

               (a) Debt under this Agreement;

               (b) Debt outstanding on the date hereof not in excess of $52,100,000 in aggregate principal amount and identified on Schedule I hereto;

               (c) Debt of the  Borrower  of a type  described  in clause (b) of
          Section 5.09 incurred in an aggregate amount not in excess of (i) during the period from and including the Effective Date through and including December 31, 1998, $15,000,000, (ii) during the period from and including January 1, 1999 through and including December 31, 1999, $30,000,000 and (iii) thereafter, $15,000,000;

               (d) Debt in respect of the Subordinated Notes; and

               (e) Debt of the Borrower and its Subsidiaries not otherwise permitted by this Section incurred after the Effective Date in an aggregate principal amount at any time outstanding not to exceed $15,000,000.

     SECTION 5.11. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than an amount equal to the sum of
(i) $375,000,000 plus (ii) an amount equal to 75% of Consolidated Net Income for each Fiscal Quarter ending after March 31, 1998 but before the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any Fiscal Quarter) plus (iii) 75% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Borrower's board of directors), received by the Borrower from the issuance and sale after the date hereof of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock of the Borrower after March 31, 1998.

     SECTION 5.12. Debt to Consolidated Tangible Net Worth. Consolidated Debt will not at any time exceed 60% of Consolidated Tangible Net Worth. SECTION


     5.13. Minimum Consolidated EBITDA. On the last day of each Fiscal Quarter set forth below, Consolidated EBITDA for the four consecutive quarters then most recently ended shall not be less than the corresponding amount set forth below:
------------------------------------------------------ ------------------------

Fiscal Quarter Ending on or Closest to                         Amount

June 28, 1998                                                      $60,000,000

September 27, 1998                                                 $15,000,000

December 31, 1998                                                   $3,000,000

March 31, 1999                                                     $57,500,000

June 30, 1999                                                     $120,000,000

September 30, 1999                                                $120,000,000

December 31, 1999                                                 $120,000,000

March 31, 2000                                                    $120,000,000

June 30, 2000                                                     $120,000,000

     SECTION 5.14. Maximum Cash Conversion Days. Cash Conversion Days for each Fiscal Quarter set forth below shall not exceed the corresponding amount set
forth       below:

Fiscal Quarter Ending on or Closest to                         Amount
June 28, 1998                                                    100

September 27, 1998                                               80

December 31, 1998                                                70

March 31, 1999                                                   70

June 30, 1999                                                    70

September 30, 1999                                               70

December 31, 1999                                                60

March 31, 2000                                                   60

June 30, 2000                                                    60

For purposes of this Section, "Cash Conversion Days" means the sum of (i) Accounts Receivable Days and (ii) Inventory Days, minus (iii) Accounts Payable Days; "Accounts Receivable Days" means, for any period, consolidated trade receivables, less allowance for doubtful accounts, of the Borrower and its Consolidated Subsidiaries on the last day of such period, divided by consolidated average daily sales of the Borrower and its Consolidated Subsidiaries during such period; "Inventory Days" means, for any period, consolidated inventories of the Borrower and its Consolidated Subsidiaries on the last day of such period divided by the consolidated average daily cost of sales of the Borrower and its Consolidated Subsidiaries for such period; and "Accounts Payable Days" means, for any period, consolidated accounts payable of the Borrower and its Consolidated Subsidiaries on the last day of such period divided by the consolidated average daily cost of sales of the Borrower and its Consolidated Subsidiaries for such period.

     SECTION 5.15. Capital Expenditures. The aggregate amount of Consolidated Capital Expenditures during any period set forth below shall not exceed the amount set forth below opposite such period:


Fiscal Quarter Ending on                                          Amount

September 27, 1998                                                 $40,000,000

December 31, 1998                                                  $40,000,000

Fiscal Year Ending on
December 31, 1999                                                 $130,000,000

Two Fiscal Quarters Ending Closest to June 30, 2000
                                                                   $70,000,000

; provided that amounts for any period set forth above shall be increased by the remainder, if any, of (x) the amount of Consolidated Capital Expenditures permitted to be made in the immediately preceding period minus (y) the amount of Consolidated Capital Expenditures made in such immediately preceding period; provided further that amounts for any period set forth above shall not be increased pursuant to the immediately preceding proviso by more than $10,000,000.

     SECTION 5.16. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment.

     SECTION 5.17. Investments. Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than: (a) Investments in Persons which are Subsidiaries on the date hereof;

          (b) up to an aggregate of $44,000,000 of Investments in Nomai to permit the Borrower to acquire a controlling interest in Nomai;

          (c) Temporary Cash Investments; provided that the Security Agent has a perfected Lien on all such domestic Temporary Cash Investments owned by the Borrower; and

          (d) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, (i) no Default shall have occurred and be continuing and (ii) the aggregate net book value of all Investments permitted by this clause (d) does not exceed (A)
$10,000,000, in respect of the portion of such Investments for which the consideration is cash, (B) $5,000,000, in respect of the portion of such Investments for which the consideration is the assumption of Debt and (C)
$10,000,000, in respect of the portion of such Investments for which the consideration is common equity of the Borrower.

     SECTION 5.18. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate.

     SECTION 5.19. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule II (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof.

     SECTION 5.20. Accounting Changes. The Borrower will not change its Fiscal Year from a Fiscal Year ending on December 31. The Borrower will not adopt any non-mandatory change in GAAP or the application thereof without 30 days' prior notice to the Administrative Agent, accompanied, in the case of any material change, by evidence of concurrence in such change by the public accounting firm regularly employed by the Borrower.


     SECTION 5.21. Modification of Certain Documents. Without the consent of the Required Banks, the Borrower will not, and will not permit any of its Subsidiaries to, consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, (A) the certificate of incorporation, bylaws or other organizational document of the Borrower or any of its Subsidiaries, which amendment, supplement, waiver or modification, as the case may be, could reasonably be expected to have a material adverse effect on the rights of the Banks or the Administrative Agent under the Loan Documents or
(B) any agreement or instrument governing the terms of the Subordinated Notes or of any other Debt which by its terms is expressly subordinated in right of payment to the Loans, other than any amendment, supplement, waiver or other modification that extends the maturity thereof without payment of additional consideration therefor.

     SECTION 5.22. Capital Stock. None of the Borrower's Subsidiaries shall issue any shares of Capital Stock except shares of Capital Stock issued to the Borrower or a Wholly-Owned Subsidiary.

     SECTION 5.23. Further Assurances. (a) The Borrower will at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time request, which may be necessary in the reasonable judgment of the Administrative Agent from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which may facilitate the performance of the terms of the Collateral Documents, or the filing, registering or recording of the Collateral Documents.

     (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including without limitation reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Administrative Agent may reasonably request in connection with the grant of such security interests shall be paid by the Borrower promptly upon demand.

     (c) The Borrower will not enter into or become subject to any agreement which would impair its ability to comply, or which would purport to prohibit it from complying, with the provisions of this Section.

     (d) The Borrower will:

                  (i) cause each Person which becomes a Subsidiary (other than a Foreign Subsidiary (as defined in the Pledge Agreement)) after the Effective Date to (x) become a party to a guaranty of the Borrower's obligations under the Credit Agreement in form and substance satisfactory to the Administrative Agent and (y) enter into a security agreement and a pledge agreement, substantially in the form of the Security Agreement and the Pledge Agreement, respectively, with such changes as are necessary or desirable in the judgment of the Administrative Agent, in order to grant perfected first priority security interests upon substantially all of its assets to secure its obligations under such guaranty; and

                  (ii) cause each Person described in clause (i) above to take such actions as may be necessary or desirable to effect the foregoing within 30 days after such Person becomes a Subsidiary, including without limitation causing such Person to (1) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of such agreements and other documents creating security interests and (2) deliver such certificates, evidences of corporate action and legal opinions or other documents as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this subsection (d).

     SECTION 5.24. Landlord and Warehouseman Waivers. The Borrower shall use its best efforts to deliver to the Administrative Agent waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Administrative Agent under each existing lease, warehouse agreement or similar agreement to which the Borrower or any Subsidiary that is domiciled or organized under the laws of the United States or any political subdivision thereof is a party; provided that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Borrower will obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Administrative Agent in connection with each new lease, warehouse agreement or similar agreement for a location at which inventory is held, entered into by the Borrower or any Subsidiary that is domiciled or organized under the laws of the United States or any political subdivision thereof.


                                    ARTICLE 6

                                    DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within three Domestic Business Days of the due date thereof any interest, fee or other amount payable hereunder;

               (b) the Borrower shall fail to observe or perform (i) any covenant contained in Article 5, other than those contained in Sections 5.01 through 5.06 and Section 5.18 and Section 5.23, or (ii) any covenant contained in Section 4(A) or 4(H) of the Security Agreement or Section 5(B) of the Pledge Agreement;

               (c) the Borrower shall fail to observe or perform any covenant or agreement (other than those covered by clause (a) or (b) above) contained in the Loan Documents for 10 days after the Administrative Agent gives notice thereof to the Borrower at the request of any Bank;

               (d) any representation, warranty, certification or statement made by the Borrower or any Subsidiary in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

               (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

               (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

               (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

               (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

               (j) judgments or orders for the payment of money exceeding $5,000,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 20 days;

               (k) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on all of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or the Borrower shall so assert in writing; or

               (l) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said
          Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period ("Initial Directors") or who were nominated for election by at least 66b% of the Initial Directors shall cease to constitute a majority of the Borrower's board of directors;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, if any Event of Default specified in clause 6.01(g) or 6.01(h) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agents or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7

                                   THE AGENTS

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent and the Security Agent to enter into and act as its agent in connection with the Collateral Documents and to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Agents and Affiliates. Each of Citibank, N.A. and Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each of Citibank, N.A. and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent. SECTION


     SECTION 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except as expressly provided with respect to the Administrative Agent in Article 6.

     SECTION 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Agents. Neither Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or
(ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower;
(iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection herewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     SECTION 7.06. Indemnification. The Banks shall, ratably in proportion to their Commitments, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance on either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

     SECTION 7.08. Successor Agents. Either Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent resigns as Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and such Agent.


                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair . If on or before the first day of any Interest Period for any Euro-Dollar Loan:

               (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

               (b) Banks holding 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payment, but not any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first became a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

     (b) All payments by the Borrower to or for the account of any Bank or Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and before it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide each of the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form referred to in
Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under
Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agents, to require such Bank to transfer, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto, its Note and Commitment to a substitute bank or banks (which may be one or more of the Banks) satisfactory to the Borrower and the Agents.


                                    ARTICLE 9

                                  MISCELLANEOUS

     SECTION 9.01. Notices. Communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or either Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agents and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. SECTION


     SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents and the Security Agent, including fees and disbursements of special counsel for each Agent and the Security Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by either Agent, the Security Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates (including, without limitation, the Security Agent and the Concentration Bank (as defined in the Security Agreement)) and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated cost of in-house counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. Amendments and Waivers; Release of Collateral. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of either Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. Any provision of the Collateral Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Security Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, effect or permit a release of all or substantially all of the Collateral. Notwithstanding the foregoing, Collateral shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale or pledge of assets permitted by the Loan Documents, and the Security Agent shall execute and deliver all release documents reasonably requested to evidence such release.

     SECTION 9.06. Successors; Participation and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the Borrower's obligations hereunder, including (without limitation) the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of, or in the proviso in the penultimate sentence of, Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto signed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Agents; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent shall be required; provided further that if an Event of Default shall have occurred and be continuing, no such consent of the Borrower shall be required. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed between them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 9.07. No Reliance on Margin Stock. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 9.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. SECTION


     SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.11. Confidentiality. Each Agent, the Security Agent and Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent either Agent or any Bank from disclosing such information
(a) to any other Bank or to either Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by either Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which either Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee; provided, further, that for purposes of this Section, "information" does not mean any information which (x) was already in the possession of such Bank or Agent at the time of its disclosure by the Borrower or (y) is made available to such Bank or Agent by a third party which, to the knowledge of such Bank or Agent, did not violate any confidentiality obligation by doing so.

     SECTION 9.12. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Bank, whether or not such Bank shall have made any demand under this Agreement or the Note held by such Bank and although such obligations may be unmatured. Such Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     IOMEGA CORPORATION


                                     By            /s/ Robert J. Simmons
                                         Name:     Robert J. Simmons
                                         Title:    Vice President and Treasurer
                                         Address:  1821 West Iomega Way
                                                   Roy, Utah 84067
                                         Attention:
                                         Facsimile:

                                         BANKS
                                         ------
                                         CITIBANK, N.A.


                                         By         /s/ Bradley I. Dietz
                                             Name:  Bradley I. Dietz
                                             Title: Managing Director
                                                    GRB/IRM Dept.


                                         MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK


                                         By         /s/ John M. Mikolay
                                             Name:  John M. Mikolay
                                             Title: Vice President


                                         FLEET NATIONAL BANK


                                         By         /s/Frank Benesh
                                             Name:  Frank Benesh
                                             Title: Vice President


                                         BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION


                                         By         /s/ Kevin McMahon
                                             Name:  Kevin McMahon
                                             Title: Managing Director


                                         FIRST SECURITY BANK OF UTAH, N.A.


                                         By         /s/ Taft G. Meyer
                                             Name:  Taft G. Meyer
                                             Title: Vice President

                                         KEYBANK NATIONAL ASSOCIATION


                                         By         /s/ Mary K. Young
                                             Name:  Mary K. Young
                                             Title: Commercial Banking Officer


                                         ABN AMRO BANK N.V.


                                         By         /s/ Thomas R. Wagner
                                             Name:  Thomas R. Wagner
                                             Title: Group Vice President


                                         By         /s/ Richard R. DaCosta
                                             Name:  Richard R. DaCosta
                                             Title: Vice President


                                         THE SUMITOMO TRUST & BANKING
                                         CO., LTD.


                                         By         /s/ Akifumi Shiozaki
                                             Name:  Akifumi Shiozaki
                                             Title: Deputy General Manager


                                         THE NORTHERN TRUST COMPANY


                                         By         /s/ John E. Burda
                                             Name:  John E. Burda
                                             Title: Second Vice President


                                         ISTITUTO BANCARIO SAN PAOLO DI
                                         TORINO S.P.A.


                                         By
                                             Name:
                                             Title:


                                         By
                                              Name:
                                              Title:


                                         THE SANWA BANK, LIMITED, LOS
                                         ANGELES BRANCH


                                         By         /s/ Steve Yamada
                                             Name:  Steve Yamada
                                             Title: Vice President


                                         UNION BANK OF CALIFORNIA, N.A.


                                         By         /s/ Patrick Clemens
                                             Name:  Patrick Clemens
                                             Title: Assistant Vice President

                                         CITIBANK, N.A., as Administrative Agent


                                         By         /s/ Bradley I. Dietz
                                            Name:  Bradley I. Dietz
                                            Title: Managing Director
                                                   GRB/IRM Dept
                                            Address:       399 Park Avenue
                                                           New York, NY 10043
                                             Facsimile:


                                         MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK, as
                                         Documentation Agent


                                         By         /s/ John M. Mikolay
                                             Name:  John M. Mikolay
                                             Title: Vice President
                                             Address:      60 Wall Street
                                                           New York, NY 10260
                                             Facsimile:


                                         ACKNOWLEDGED AND AGREED:

                                         CITICORP USA, INC., as Security Agent


                                         By         /s/ Bradley I. Dietz
                                             Name:  Bradley I. Dietz
                                             Title: Managing Director
                                                   GRB/IRM Dept

COMMITMENT SCHEDULE

Bank                                                         Commitment

Citibank, N.A.                                                $  18,750,000
Morgan Guaranty Trust Company of New York                     $  18,750,000
Fleet National Bank                                           $  15,000,000
Bank of America National Trust and Savings
   Association                                                $   9,750,000
First Security Bank of Utah, N.A.                             $  15,000,000
KeyBank National Association                                  $  15,000,000
ABN AMRO Bank N.V.                                            $  15,000,000
The Sumitomo Trust & Banking Co., Ltd.                        $   9,750,000
The Northern Trust Company                                    $   9,750,000
Istituto Bancario San Paolo di Torino S.p.A.                  $   7,500,000
The Sanwa Bank, Limited, Los Angeles Branch                   $   7,500,000
Union Bank of California, N.A.                                $   9,750,000

        Total                                                 $ 150,000,000

                                PRICING SCHEDULE


Each of "Euro-Dollar Margin", "Base Rate Margin", "Commitment Fee Rate" and "Utilization Fee Rate" means, (i) for any date before delivery by the Borrower of the financial statements required by Section 5.01(b) with respect to the Fiscal Quarter ending on or closest to June 30, 1999, the rate set forth below in the row opposite such term in the column corresponding to Pricing Level III (and, in the case of the Utilization Fee Rate, to the Usage on such date) and
(ii) for any date thereafter, the percentage as set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" (and, in the case of the Utilization Fee Rate, the Usage) that applies on such date:



                                        Level          Level           Level           Level
                                           I             II              III             IV
----------------------------------- -------------- --------------- --------------- ---------------

Euro-Dollar                                 1.25%           1.50%           2.00%           2.75%
Margin

Base Rate                                      0%           .375%           .875%          1.625%
Margin

Commitment Fee Rate                         .250%           .375%           .500%           .625%

Utilization Fee Rate

Usage > 66%                                 .250%           .500%           .500%           .500%

Usage > 33% # 66%                           .125%           .250%           .250%           .250%
----------------------------------- -------------- --------------- --------------- ---------------

         For purposes of this Schedule, the following terms have the following meanings:

         Subject to the first paragraph of this Schedule, "Level I Pricing" applies at any date if, as of such date, Consolidated EBITDA for the four Fiscal Quarters then most recently ended is greater than $200,000,000.

         Subject to the first paragraph of this Schedule, "Level II Pricing" applies at any date if, as of such date, (i) Consolidated EBITDA for the four Fiscal Quarters then most recently ended is greater than $175,000,000 and (ii) Level I Pricing does not apply.

         Subject to the first paragraph of this Schedule, "Level III Pricing" applies at any date if, as of such date, (i) Consolidated EBITDA for the four Fiscal Quarters then most recently ended is greater than $150,000,000 and (ii) neither Level I Pricing nor Level II Pricing applies.

         Subject to the first paragraph of this Schedule, "Level IV Pricing" applies at any date if, as of such date, no other Pricing Level applies.

         "Pricing Level" refers to the determination of which of Level I, Level II, Level III or Level IV applies at any date.

SCHEDULE I - Debt



                                 Iomega Corporation
                                      JUNE 1998
                                        DEBT

                                                              Book Balance
                                                              ------------


USL Lease #1
                                                                  44,468.76
USL Lease #2                                                     107,134.19
USL Lease #3                                                     344,634.72
USL Lease #4                                                     657,461.92
                                                               ------------
                                                               1,153,699.59

Oracle                                                         1,283,027.11

Steel Case                                                       472,475.47

Seimens Rolm                                                     261,028.20

Pitney Bowes #1                                                1,456,175.25
Pitney Bowes #2                                                  637,867.01
                                                               ------------
                                                               2,094,042.26

Fleet                                                          1,062,384.74

Clarklift                                                         75,879.65
                                                               ------------

   Total Capital Leases                                        6,402,537.02
                                                               ------------

Convertible Subordinated Notes
                                                              45,683,000.00

                                                              -------------
Total                                                         52,085,537.02
                                                              -------------

                                  SCHEDULE II

                                      NONE

                                                                      EXHIBIT A


                                      Note



                                                             New York, New York
                                                           ___________ __, 1998




         For value received, Iomega Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Citibank, N.A., _________________, New York, New York.

         All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of July 15, 1998 among Iomega Corporation, the Banks party thereto, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                     IOMEGA CORPORATION


                                                     By____________________
                                      Name:
                                     Title:

                         Loans and Payments of Principal



Date                    Amount of    Type of    Amount of    Notation Made
                        Loan         Loan       Principal    By
                                                Repaid
---------------------   ----------   --------   ---------    -------------

                                                                      EXHIBIT B






                               Counsellors at Law


                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 $ fax 617-526-5000




                                                                  July 15, 1998



To the Banks and the Agents
Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Documentation Agent
60 Wall Street
New York, NY  10260

Ladies and Gentlemen:

         We have acted as counsel for Iomega Corporation (the "Borrower") in connection with the Amended and Restated Credit Agreement of even date herewith (the "Credit Agreement") among the Borrower, the Banks party thereto, Citibank, N.A. as Administrative Agent, and Morgan Guaranty Trust Company of New York as Documentation Agent. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement. This opinion is furnished to you pursuant to Section 3.01(c) of the Credit Agreement.

         For purposes of the opinions expressed below, we have examined the following:

          1.   the Credit Agreement;

          2. the Borrower's promissory notes of even date herewith in the aggregate original principal amount of $150,000,000, made by the Borrower in favor of the Banks (the "Notes");

          3. the Security Agreement of even date among the Borrower, Citicorp USA, Inc., as security agent, and The Northern Trust Company, as agent for the Secured Parties (the "Security Agreement");

          4. the Pledge Agreement of even date between the Borrower and Citicorp USA, Inc. (the "Pledge Agreement");

          5. the Patent Security Agreement of even date between the Borrower and Citicorp USA, Inc. (the "Patent Agreement");

          6. the Trademark Security Agreement of even date between the Borrower and Citicorp USA, Inc. (the "Trademark Agreement");

          7. the Copyright Security Agreement of even date between the Borrower and Citicorp USA, Inc. (the "Copyright Agreement");

          8. the Control Agreements of even date among the Borrower, the securities intermediaries named therein (the "Securities Intermediaries") and Citicorp USA, Inc. (the "Control Agreements") ;

          9. those certain UCC-1 financing statements in the form annexed hereto as Exhibit A (the "Financing Statements") for filing in the filing offices listed on Schedule I;

          10. that certain Secretary's Certificate of the Borrower of even date herewith (the "Secretary's Certificate");

          11. those certain resolutions of the board of directors of the Borrower in the form annexed to the Secretary's Certificate as Exhibit C (the "Resolutions");

          12. the Borrower's Certificate of Incorporation, as amended, in the form attached to the Secretary's Certificate as Exhibit A (the "Articles of Organization");

          13.  the  By-Laws  of  the   Borrower  in  the  form  annexed  to  the
               Secretary's Certificate as Exhibit B (the "By-Laws");

          14. that certain Certificate of Legal Existence and Good Standing for the Borrower dated July 9, 1998, issued by the Secretary of State of the State of Delaware (the "Good Standing Certificate");

          15. that certain Certificate of Foreign Qualification for the Borrower dated July 9, 1998, issued by the Secretary of the State of the State of Utah (the "Foreign Qualification Certificate"); and

          16. such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Borrower) as we have considered necessary for purposes of this opinion.

     The  Credit  Agreement,  the  Notes,  the  Security  Agreement,  the Pledge
Agreement, the Patent Agreement, the Trademark Agreement, the Copyright Agreement and the Control Agreements shall hereinafter collectively be referred to as the "Loan Documents."

         In our examination of the documents described above, we have assumed the genuineness of all signatures (other than signatures of officers of the Borrower certified to us), the capacity, power and authority of all parties (other than the Borrower) to execute and deliver all applicable documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion, we have relied upon representations made to us by one or more officers or employees of the Borrower.

         Any reference to "our knowledge" or "knowledge" or any variation thereof shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction of any facts which would contradict our opinions set forth below. Although we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Borrower, nothing has come to our attention leading us to question the accuracy of such matters. Without limiting the generality of the foregoing, with respect to our opinions in paragraphs 8 and 10 below, we have not conducted a search of the dockets of any court or administrative or other regulatory agency.

         We have assumed that the Agents, the Security Agent, each Bank and each of the Securities Intermediaries has the power and authority and has taken the corporate action necessary to execute and deliver the Loan Documents to which it is a party, and that no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery of such documents by the Agents, the Security Agent, each such Bank and each of the Securities Intermediaries. We have assumed the due execution and delivery by the Agents, the Security Agent, each Bank and each of the Securities Intermediaries of such of the Loan Documents to which it is a party, and that such Loan Documents constitute the valid and binding obligations of the Agents, the Security Agent, each Bank and each of the Securities Intermediaries, enforceable against it in accordance with their terms. We have also assumed that each Bank is subject to control, regulation or examination by a state or federal regulatory agency.

         We have caused to have searched the UCC filing offices for the Secretary of State of the States of Utah, Colorado, California, North Carolina and Texas. The results of those searches, provided to us by LEXIS Document Services, are attached hereto as Exhibit B(1). We have also caused to have searched the United States Patent and Trademark Office and United States Copyright Office records maintained by Thompson & Thompson, the results of which are attached hereto as Exhibit B(2).

         Except as provided in the next sentence, we express no opinion herein with respect to the laws of any state or jurisdiction other than the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. Our opinions in paragraphs 3, 4, 5, 6 and 9 with respect to the laws of the States of California, Colorado, Idaho, Iowa, New York, North Carolina, Texas and Utah (the "Applicable Jurisdictions") are based solely upon our examination of the descriptions of the laws of each such state contained in 1 Secured Transaction Guide (CCH) & 21 at 1036-37 (1997), 1038-39 (1997), 1048-49 (1996), 1054-55 (1998), 1088-1089
(1997), 1090-91 (1997), 1109-11 (1998) and 1111-3 (1993), respectively.  We note that the Loan Documents provide that they are governed by the laws of the State of New York. With your permission, we have assumed, without investigation, for purposes of the opinions expressed below, that the laws of the Commonwealth of Massachusetts are identical to the laws of the State of New York.

         While we have assumed that New York law governs the creation, perfection and priority of your interests in the Subsidiary Shares under the Pledge Agreement, and without limiting such assumption, we note that the issuers of the Subsidiary Shares are corporations organized under the laws of France, Japan and Switzerland and that the laws of France, Japan and Switzerland, as the case may be, might affect the validity and enforceability of the terms of the Pledge Agreement and/or the perfection and priority of your rights or remedies thereunder or interests granted therein. We express no opinions herein with respect to any such foreign laws and our opinions in paragraphs 5 and 6 below are limited accordingly.

         The opinion expressed in paragraph 1 below, insofar as it relates to the valid existence and corporate good standing of the Borrower in Delaware, is based solely upon the Good Standing Certificate and is rendered as of the date thereof. Our opinions in paragraph 1 below, to the extent pertaining to the qualification of Borrower to do business in the State of Utah is based solely upon the Foreign Qualification Certificate and is rendered as of the date thereof.

         Our opinions below are qualified to the extent that the validity or enforceability of the documents referred to or of any of the rights granted to any party pursuant thereto may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of such documents or any of the agreements, documents or obligations referred to therein, as the availability of such remedies may be subject to the discretion of a court. We express no opinion as to the enforceability of a waiver of rights granted by the Constitution of the United States of America, or any state or political subdivision thereof, or the vesting of jurisdiction in, or the consent to the exercise of jurisdiction by, any court.

         We note that Section 9.12 of the Credit Agreement limits the ability of each Bank to exercise set-off or similar rights to the extent such is prohibited by law. However, we bring to your attention that such laws may limit the rights of the Banks or any person claiming through the Bank to set-off against the accounts of the Borrower, to the extent that (i) the funds on deposit in such accounts are subjected to trustee process or any other valid claim or right of a third party, (ii) the accounts are special accounts created solely for the benefit of another party, such as payroll or tax escrow accounts, (iii) the funds on deposit are contained in a separate account containing the proceeds of collateral securing the obligation of the Borrower to a secured party other than the Banks or the Security Agent under Article 9 of the Uniform Commercial Code (the "Code") as enacted in the Applicable Jurisdictions, (iv) the Banks' set-off is directed against uncollected checks or drafts naming the Borrower as payee and held by any Bank solely as collecting agent (and not as depository), or (v) the obligations against which any deposit account is set-off are not due and payable.

         Based upon and subject to the foregoing, and further subject to the qualifications set forth below, it is our opinion that:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the State of Utah, with all requisite corporate power and authority to own, operate or lease its properties and assets and to carry on its business as, to our knowledge, it is now being conducted.

          2. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower.

          3. The Security Agreement creates, in favor of the Security Agent, a valid and enforceable security interest under Article 9 of the Code as enacted in the State of New York (the "New York Code") with respect to the Collateral (as such term is defined in the Security Agreement). The Security Agent's security interest will be perfected (i) under Article 9 of the Code as enacted in the Applicable Jurisdictions with respect to the Collateral as to which the law of the Applicable Jurisdictions governs perfection by virtue of the location of the Borrower's chief executive office in the State of Utah or the location of any Collateral in the Applicable Jurisdiction, by the filing of the Financing Statements in the offices listed in Schedule I hereto and (ii) to the extent such Collateral is comprised of "investment property" (as defined in the New York Code) to the extent the Security Agent has "control" (as defined in the New York Code) of such Collateral. To the extent that such Collateral is comprised of
               (x) a "securities account" (as defined in the New York Code) maintained by a "securities intermediary" (as defined in the New York Code) for the Borrower and such "securities intermediary" is acting in such capacity as a party to the respective Control Agreement or (y) a "securities entitlement" (as defined in the New York Code) of the Borrower in a "financial asset" (as defined in the New York Code) credited to a "securities account" (as defined in the New York Code) which is the subject of the respective Control Agreement and for which the respective "securities intermediary" is acting in such capacity as a party thereto, the Security Agent will have "control" (as defined in the New York Code) over such Collateral pursuant to Section 8-106(d) of the New York Code by virtue of the execution and delivery of the Control Agreements by the parties thereto. For purposes of our opinions in clause (ii) above, we have assumed that (i) the Investment Accounts which are the subject of the Control Agreements constitute "securities accounts" as defined under the New York Code, and (ii) that the parties to the Control Agreements, other then the Borrower and the Security Agent, which maintain the Investment Accounts which are the subject thereof, are "securities intermediaries" as defined in the New York Code and are acting in such capacity under the respective Control Agreement.

          4. The Security Interests (as defined in the Security Agreement) validly secure the payment of all future Loans made by the Banks to the Borrower, whether or not at the time such Loans are made after an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks of their obligations to make such Loans, and are perfected to the extent set forth in paragraph 3 above with respect to such future Loans.

          5. The Pledge Agreement creates valid security interests under the New York Code in favor of the Security Agent in the Subsidiary Shares (as defined therein).

          6. Under the New York Code, by virtue of the taking of possession of stock certificates evidencing the Subsidiary Shares (other than the shares of Nomai, S.A. which are not certificated) together with the related duly executed stock powers as contemplated by the Pledge Agreement, assuming that (a) the Agents, the Security Agent and the Banks have no knowledge of any other security interest, lien or encumbrance or adverse claim in, on or to such Pledged Stock and (b) the Security Agent maintains continuous possession of such stock certificates in the State of New York, the Security Agent has a perfected security interest in the Borrower's right, title and interest in and to such Subsidiary Shares (other than the shares of Nomai, S.A.).

          7. The Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their respective terms.

          8. The execution and delivery by the Borrower of the Loan Documents, the performance by the Borrower of the respective terms and provisions thereof and the consummation of the transactions contemplated thereby, will not violate, conflict with, result in a breach or termination of, or a default under (or an event which, with or without due notice or lapse of time, or both, would constitute a default under) or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Borrower (except for the security interests created pursuant to the Loan Documents) under any of the terms, conditions or provisions of (i) the Articles of Organization or By-Laws, (ii) any laws applicable to the Borrower, (iii) to our knowledge, any judgment, order, decree, ruling or injunction specifically naming the Borrower or specifically applicable to its properties, of any court or governmental authority, or (iv) any of the agreements to which the Borrower is a party which have been filed as exhibits to the Borrower's filings with the Securities and Exchange Commission, and which will remain in effect following consummation of the Credit Agreement.

          9. Except for the filings described in paragraph 3 above, no other recording, filing or other action under the laws of the Applicable Jurisdictions is required in order to perfect the security interest in the Collateral, as defined in the Security Agreement, under the Code as enacted in the Applicable Jurisdictions to the extent a security interest in the Collateral can be perfected by the filing of financing statements in the Applicable Jurisdictions.

          10. To our knowledge, without independent investigation or inquiry of any kind, except as disclosed in the Borrower's public filings with the Securities and Exchange Commission, there is no action, suit, proceeding or investigation pending or threatened against the Borrower before any court or governmental department, which could prevent the consummation of the transactions contemplated by the Loan Documents or purports by its terms to challenge the validity or enforceability of the Loan Documents or any action taken or to be taken in connection with the transactions contemplated thereby, or which, if adversely determined, could have a material adverse effect on the business, condition, affairs or operations of the Borrower or any material impairment of the right or ability of the Borrower to carry on its operations as now conducted.

         The foregoing opinions are subject to the following comments and qualifications:

          1. We express no opinion as to the existence of, or the right, title or interest of the Borrower in, to or under, any property in which the Borrower has granted a security interest to you.

          2. We express no opinion as to the creation of security interests in property (including intellectual property) in which a security interest cannot be created under the New York Code or the perfection of security interests in property (including intellectual property) (i) excluding the Pledge Stock, in which a security interest cannot be perfected by the filing of UCC-1 financing statements pursuant to Article 9 of the Code as enacted in the Applicable Jurisdictions or (ii) which is not described in both the Security Agreement and the Financing Statements. We call your attention to the decision of the United States Bankruptcy Court for the District of Arizona in In re Avalon, 209 B.R. 517 (Bankr. D. Ariz. 1997) regarding the perfection of a security interest in proceeds of certain intellectual property, but advise you that there have been no similar decisions by courts sitting in the Commonwealth of Massachusetts.

          3. Under certain circumstances, described in Section 9-306 of the Code as enacted in the Applicable Jurisdictions and the New York Code, the right of a secured party to enforce a perfected security interest in the proceeds of Collateral may be limited.

          4. The grant of, or any realization on, security interests in governmental licenses, permits, authorizations and other rights, in contracts with government or governmental instrumentalities, commissions, boards or agencies and in the proceeds thereof are or may be subject to restrictions or limitations set forth therein or in applicable statutes, laws, rules or regulations, and we express no opinion as to the creation or perfection of security interest in such rights, contracts or proceeds.

          5. We express no opinion as to the priority of any security interests granted by the Borrower to the Banks under any of the Loan Documents.

          6. The perfection of the Security Interests may be terminated as to any Collateral acquired more than four months after the Borrower changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading (within in the meaning of Section 9-402(7) of the Code as enacted in the Applicable Jurisdictions) unless new, appropriate financing statements indicating the new name, identity or corporate structure of the Borrower are properly filed before the expiration of such four-month period and all fees in connection therewith are paid. The perfection of security interests in accounts, including receivables, general intangibles and certain other Collateral may be terminated if the Borrower changes the location of its chief executive offices outside of the State of Utah.

          7. Pursuant to the Code as enacted in the Applicable Jurisdictions, continuation statements are required from time to time to be filed in order to preserve valid, perfected security interests.

          8. We have assumed that the Collateral (other than the Subsidiary Shares) is located at the locations described on Schedule II hereto and that the chief executive office of the Borrower is located in Roy, Utah.

          9. We express no opinion as to the adequacy of the description of the Collateral as defined in the Security Documents insofar as such description includes terms which are not defined under
               Article 9 of the Code as enacted in the Applicable Jurisdictions and the New York Code.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit, and the benefit of your counsel, in connection with the consummation of the transactions contemplated by the Loan Documents, and may not be quoted or relied upon by any other person without our prior written consent.


                                                           Very truly yours,

                                                           /s/ HALE AND DORR LLP

                                                           HALE AND DORR LLP

                                   Schedule I
                               (Financing Offices)


1.       Utah Secretary of State

2.       North Carolina Secretary of State

3.       _____________, North Carolina Clerk

4.       California Secretary of State

5.       Colorado Secretary of State

6.       Texas Secretary of State

7.       Idaho Secretary of State

8.       Iowa Secretary of State

                                   Schedule II
                            (Location of Collateral)


                              1821 West Iomega Way
                                 Roy, Utah 84067

                                [North Carolina]

                                  [California]

                                   [Colorado]

                                     [Texas]

                                    Exhibit A
                             (Financing Statements)

                                  See attached.

                                  Exhibit B(1)
                              (UCC Search Results)


                                  See attached.

                                  Exhibit B(2)
                (Patent, Trademark and Copyright Search Results)


                                  See attached.

                                                                      EXHIBIT C



                                   Opinion of
                     Davis Polk & Wardwell, Special Counsel
                           for the Documentation Agent




                                                        July 15,  1998


To the Banks and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have participated in the preparation of the Amended and Restated Credit Agreement dated as of July 15, 1998 (the "Credit Agreement") among Iomega Corporation, a Delaware corporation (the "Borrower"), the Banks party thereto, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, and have acted as special counsel for the Documentation Agent for the purpose of rendering this opinion pursuant to
Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note issued thereunder today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                                     Very truly yours,

                                                                      EXHIBIT D



                       Assignment and Assumption Agreement


         AGREEMENT dated as of _________, 19__ among (NAME OF ASSIGNOR) (the "Assignor"), (NAME OF ASSIGNEE) (the "Assignee")[, IOMEGA CORPORATION (the "Borrower"), CITIBANK, N.A., as Administrative Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (collectively, the "Agents").]

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of July 15, 1998 among the Borrower, the Assignor and the other Banks party thereto and the Agent (as amended from time to time, the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed
$__________;

         WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of each of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* Commitment and/or facility fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

     SECTION 4. Consent of the Borrower and the Agents. This Agreement is conditioned upon the consent of the Borrower and the Agents pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agents is evidence of their consent. Pursuant to Section 9.06(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the validity and enforceability of the Borrower's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                           (NAME OF ASSIGNOR)


                                           By
                                                 Name:
                                                 Title:


                                           (NAME OF ASSIGNEE)


                                           By
                                                 Name:
                                                 Title:

                                           [IOMEGA CORPORATION


                                           By
                                                 Name:
                                                 Title:]

                                                                      EXHIBIT E


                               SECURITY AGREEMENT


         AGREEMENT dated as of July 15, 1998 among IOMEGA CORPORATION (with its successors, the "Borrower"), CITICORP USA, INC., as Security Agent (with its successors in such capacity, the "Security Agent"), and THE NORTHERN TRUST COMPANY, as agent of the Secured Parties referred to below for purposes of administering the Collateral Account referred to below (with its successors in such capacity, the "Concentration Bank").

                              W I T N E S S E T H :

         WHEREAS, the Borrower, certain banks (the "Banks"), Citibank, N.A., as Administrative Agent (the "Administrative Agent") and Morgan Guaranty Trust Company of New York, as Documentation Agent (together with the Administrative Agent, the "Bank Agents"), are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement");

         WHEREAS, in order to induce said Banks and Bank Agents to enter into the Credit Agreement, the Borrower has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Credit Agreement and the Notes issued pursuant thereto; and

         WHEREAS, the Banks and the Bank Agents have appointed Citicorp USA, Inc., their Security Agent hereunder;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

     Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

     "Collateral" has the meaning set forth in Section 3.

     "Collateral Account" has the meaning set forth in Section 5.

     "Control Agreements" means the Securities Account Control Agreements dated as of the date hereof among the Borrower, the securities intermediaries named therein and the Security Agent.

     "Copyright License" means any agreement now or hereafter in existence granting to the Borrower, or pursuant to which the Borrower has granted to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.

     "Copyrights" means all the following: (i) all copyrights under the laws of the United States (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all intellectual property rights to works of authorship (whether or not published), and all applications for copyrights under the laws of the United States, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, (ii) all reissues, renewals and extensions thereof, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

     "Copyright Security Agreement" means a Copyright Security Agreement executed and delivered by the Borrower in favor of the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Annex E hereto, as the same may be amended from time to time.

     "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Borrower.

     "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Borrower located in the United States, including without limitation all motor vehicles, trucks, trailers, railcars and barges, and all accessions thereto.

     "Financial Asset" shall mean any "financial asset", as defined in Section 8-102(a)(9) of the UCC.

     "General  Intangibles"  means all "general  intangibles" (as defined in the
UCC) now owned or hereafter acquired by the Borrower, including, without limitation, (i) all obligations or indebtedness owing to the Borrower (other than Receivables) from whatever source arising, (ii) all domestic patents, patent licenses, trademarks, trademark licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group.

     "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Receivables, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Borrower.

     "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by the Borrower, located in the United States, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

     "Investment Accounts" means the investment accounts referred to in the ControlAgreements.

     "Liquid Investments" has the meaning set forth in Section 5(D).

     "Lockbox Banks" means each bank which has signed a Lockbox Letter substantially in the form of Annex B hereto or has entered into the other arrangements described in Section 5(B).

     "Patent License" means any agreement now or hereafter in existence granting to the Borrower, or pursuant to which the Borrower has granted to any other person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence.

     "Patents" means all of the following: (i) all letters patent and design letters patent of the United States and all applications for letters patent and design letters patent of the United States, including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, the District of Columbia, including, without limitation, those described in the Perfection Certificate, (ii) all reissues, divisions, continuations, continuations-in-part, renewals and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

     "Patent Security Agreement" means the Patent Security Agreement executed and delivered by the Borrower in favor of the Security Agent, for the benefit of the Secured Parties, substantially in the form of Annex C hereto, as the same may be amended from time to time.

     "Perfection Certificate" means a certificate substantially in the form of Annex A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Security Agent, and duly executed by the chief financial officer and the chief legal officer of the Borrower.

     "Permitted Liens" means Liens referred to in Section 5.09 of the Credit Agreement.

     "Proceeds" means all cash and other proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, Collateral, including, without limitation, all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

     "Receivables" means, whether now owned or hereafter acquired by the Borrower, (i) all "accounts" (as defined in Article 9-106 of the UCC) and shall also mean and include all accounts receivable, contract rights, book debts, notes drafts and other obligations or indebtedness owing to the Borrower arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC) and all of the Borrower's rights in, to and under all purchase orders for goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Borrower), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contacts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "Secured Obligations" means the obligations secured under this Agreement including (a) all principal of and interest on any Loan under, or any Note issued pursuant to, the Credit Agreement, (b) all other amounts payable by the Borrower hereunder or under the Credit Agreement, (c) all Letter of Credit Exposure relating to letters of credit issued by one or more Banks aggregating not more than $20,000,000 which have been designated as "Secured Obligations" under this Agreement by the Borrower by written notice to the Security Agent and
(d) any renewals or extensions of any of the foregoing. The Secured Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower; provided that, for the purposes of payments and allocations pursuant to Section 10 after the commencement of any case, action or other proceeding relating to the bankruptcy, insolvency or reorganization of the Borrower, each Secured Obligation shall be deemed to include interest accrued thereon after the commencement of such proceeding only to the extent that such interest is allowed in such proceeding (pursuant to Section 506(b) of the United States Bankruptcy Code or otherwise).

     "Secured Parties" means the Security Agent, the Concentration Bank, the Bank Agents and the Banks.

     "Security  Entitlement"  means (i) a "security  entitlement"  as defined in
Section 8-102(a)(17) of the UCC and (ii) to the extent not covered by the foregoing a "Security Entitlement" as defined in 31 CFR ' 357.2.

     "Securities Intermediaries" means the securities intermediaries party to the Control Agreements and "Securities Intermediary" means any of the foregoing.

     "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

     "Trademark License" means any agreement now or hereafter in existence granting to the Borrower, or pursuant to which the Borrower has granted to an other Person, any right to use any Trademark, including without limitation, the agreements identified on Schedule 1 to Annex D hereto.

     "Trademarks" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source of business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under the laws of the United States, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, (iv) all reissues, extensions and renewals thereof, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

     "Trademark Security Agreement" means the Trademark Security Agreement executed and delivered by the Borrower in favor of the Security Agent, for the benefit of the Secured Parties, substantially in the form of Annex D hereto, as the same may be amended from time to time.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.  Representations, Warranties and Covenants.

         The Borrower represents, warrants and covenants as follows:

         (A) The Borrower has good and marketable title to all of the Collateral, free and clear of any Liens, except Permitted Liens. The Borrower has taken all actions necessary under the UCC to perfect its interest in any Receivables purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

         (B) The Borrower has not performed any acts which might prevent the Security Agent from enforcing any of the terms of this Agreement or which would limit the Security Agent in any such enforcement. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Borrower) asserting any claim thereto or security interest therein, except that the Security Agent, the Concentration Bank or any designee of the Security Agent may have possession of Collateral as contemplated hereby and warehousemen, carriers or other bailees may from time to time assert claims to or security interests in Inventory in their possession. The Borrower has not consented (and will not consent, or attempt to consent) to any other person other than the Security Agent having "control" (within the meaning of Section 8-106 of the UCC) over any of the Collateral constituting Investment Property.

         (C) On or before the Effective Date, the Borrower will deliver the Perfection Certificate to the Security Agent. The information set forth therein will be correct and complete as of the dates referred to therein. Not later than 60 days following the date of the first Borrowing, the Borrower will furnish to the Security Agent file search reports from each UCC filing office set forth in
Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

         (D) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Schedule 6(A) to the Perfection Certificate have been filed in the offices specified in the Perfection Certificate, the Security Interests will constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens except Permitted Liens and rights of others therein. When the Patent Security Agreement and the Trademark Security Agreement have been filed with the United States Patent and Trademark Office, the Security Interests shall constitute perfected (to the extent that a security interest therein may be perfected by such filing) security interests in all right, title and interest of the Borrower in Patents and Trademarks listed in such agreements, prior to all other Liens (except Permitted Liens) and rights of others therein. When a Copyright Security Agreement has been filed with the United States Copyright Office, the Security Interests shall constitute perfected (to the extent that a security interest therein may be perfected by such filing) security interests in all right, title and interest of the Borrower in Copyrights listed therein, prior to all other Liens (except Permitted Liens) and right of others therein.

         (E) The Inventory and Equipment are insured in accordance with the requirements of the Credit Agreement.

         (F) All activities of the Borrower with respect to Inventory are conducted by the Borrower in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

SECTION 3.  The Security Interests.

         (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Borrower hereunder and under the Credit Agreement, the Borrower hereby grants to the Security Agent, for the ratable benefit of the Secured Parties, a continuing security interest in and to all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                  (1)      Receivables;

                  (2)      Inventory;

                  (3)      General Intangibles;

                  (4)      Documents;

                  (5)      Instruments;

                  (6)      Equipment;

                  (7) The Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(D) and other monies and property of any kind of the Borrower in the possession or under the control of the Security Agent;

                  (8) The Investment Accounts and all successor accounts that are subject to this Agreement or the Control Agreements and all property credited thereto, whether investment property, Financial Assets, securities or cash;

                  (9) All of the Security Entitlements with respect to Financial Assets (i) that are or may in the future be credited to any Investment Account, (ii) that have been received and accepted or may in the future be received and accepted for credit to such Investment Account by the relevant Securities Intermediary and
                           (iii) as to which such Securities Intermediary is, or may in the future become, obligated by law, regulation, rule or agreement to credit to such Investment Account;

                  (10) All of the cash (i) that is or may in the future be credited to any Investment Account, (ii) that has been received and accepted or may in the future be received and accepted for credit to such Investment Account by the relevant Securities Intermediary and
                           (iii) as to which such Securities Intermediary is or may in the future become obligated by law, regulation, rule or agreement to credit to the Investment Account;

                  (11)     All Proceeds  with respect to such  Financial  Assets
                           (i) that are or may in the future be credited to any Investment Account, (ii) that have been received and accepted or may in the future be received and accepted for credit to such Investment Account by the relevant Securities intermediary and (iii) as to which such Securities Intermediary is or may in the future become obligated by law, regulation, rule or agreement to credit to such Investment Account;

                  (12) All successor accounts substitutions and replacements for any or all of the foregoing Collateral described in clauses 8 through 11;

                  (13) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral; and

                  (14)     All  Proceeds  of  all  or  any  of  the   Collateral
                           described in Clauses 1 through 13 hereof to the extent, if any not otherwise covered above.

          Notwithstanding the foregoing, the Collateral shall not include and no Security Interest shall be granted or deemed to be granted in any contracts or agreements, including, without limitation, any Copyright License, Patent License or Trademark License, to the extent that inclusion thereof or the granting of a Security Interest therein would violate a prohibition on assignment or similar restriction that is effective under applicable law.

         (B) The Security Interests are granted as security only and shall not subject the Security Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Further Assurances; Covenants.

         (A) (I) The Borrower will not change (i) the location of its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating to any Collateral from the applicable location described in the Perfection Certificate unless it shall have
(a) given the Security Agent at least 30 days' prior notice thereof and (b) delivered an opinion of counsel with respect thereto in accordance with Section 4(M). The Borrower shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

     (II) The Borrower will not change its name, identity or corporate structure in any manner unless it shall have (i) given the Security Agent at least 30 days' prior notice thereof and (ii) delivered an opinion of counsel with respect thereto in accordance with Section 4(M).

         (B) The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC, any filings with the United States Patent and Trademark Office and any filings with the United States Copyright Office, provided that, unless an Event of Default has occurred and is continuing, filings with the United States Patent and Trademark Office and the United States Copyright Office need only be made with respect to Material Patents, Material Trademarks and Material Copyrights) that from time to time may be necessary or desirable, or that the Security Agent may request, under the laws of the United States of America or Canada or any State, provincial or local jurisdiction located therein, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Secured Parties to obtain the full benefits of this Agreement, or to enable the Security Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Security Agent to execute and file financing statements or continuation statements without the Borrower's signature appearing thereon. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

         (C) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, the Borrower shall upon the occurrence of an Event of Default notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Security Agent's account subject to the Security Agent's instructions.

         (D) The Borrower shall keep full and accurate books and records consistent with GAAP relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Security Agent or the Required Banks may reasonably require in order to reflect the Security Interests.

         (E) The Borrower will immediately deliver and pledge each Instrument to the Security Agent, appropriately endorsed to the Security Agent; provided that so long as no Event of Default shall have occurred and be continuing, the Borrower may retain for collection in the ordinary course any Instruments (other than checks and drafts constituting payments in respect of Receivables, as to which the provisions of Section 5(B) shall apply) received by it in the ordinary course of business and the Security Agent shall, promptly upon request of the Borrower, make appropriate arrangements for making any other Instrument pledged by the Borrower available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Security Agent, against trust receipt or like document).

         (F) The Borrower shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Receivable and Instrument (including, without limitation, Receivables or Instruments which are delinquent, such Receivables to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of the related Receivable. Subject to the rights of the Security Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Borrower may allow in the ordinary course of business as adjustments to amounts owing under its Receivables or Instruments (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Borrower finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Borrower's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by the Borrower or the Security Agent, shall be borne by the Borrower.

         (G) Upon the occurrence and during the continuance of any Event of Default, upon request of the Required Banks through the Security Agent, the Borrower will promptly notify (and the Borrower hereby authorizes the Security Agent so to notify) each account debtor in respect of any Receivable or Instrument that such Collateral has been assigned to the Security Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Security Agent or its designee.

         (H) The Borrower shall, (i) as soon as practicable after the date hereof,, in the case of any piece of Equipment in excess of $100,000 now owned constituting goods in which a security interest is perfected by a notation on the certificate of title or similar evidence of the ownership of such goods, and
(ii) except as otherwise provided in the Credit Agreement, within 10 days of acquiring any other similar Equipment (x) having a value in excess of $100,000 or (y) having a value in excess of $50,000, if the aggregate value of all such items owned by the Borrower at any time is greater than $250,000 deliver to the Security Agent any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and shall cause the Security Agent to be named as lienholder on any such certificate of title or other evidence of ownership. The Borrower shall promptly inform the Security Agent of any material additions to or deletions from the Equipment and shall not permit any such items to become a fixture to real estate or an accession to other personal property.

         (I) Without the prior written consent of the Security Agent, the Borrower will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral except that, subject to the rights of the Security Agent and the Banks hereunder if an Event of Default shall have occurred and be continuing, the Borrower may (a) sell or dispose of Inventory and obsolete or no longer useful Equipment in the ordinary course of business, (b) sell production equipment to the extent the proceeds of such sale do not exceed $5,000,000 in any fiscal year and $7,000,000 during the period from and including the Effective Date to but excluding the Termination Date and
(c) grant licenses in the ordinary course of business whereupon, in the case of such a sale, disposition or grant, the Security Interests created hereby in such item (but not in any Proceeds arising from such sale, disposition or grant) shall cease immediately without any further action on the part of the Security Agent.

         (J) Prior to the date of the first Borrowing under the Credit Agreement, the Borrower will cause the Security Agent to be named as an insured party and loss payee on each insurance policy covering risks relating to any of its Inventory and Equipment. The Borrower will deliver to the Security Agent, upon request of the Security Agent, the insurance policies for such insurance or certificates of insurance evidencing such coverage. Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Security Agent or any Bank, provide for coverage to the Security Agent regardless of the breach by the Borrower of any warranty or representation made therein, not be subject to co-insurance, and provide that no cancellation, termination or material modification thereof shall be effective until at least 10 days after receipt by the Security Agent of notice thereof, in the case of cancellation for non-payment of premium, and at least 30 days after receipt by the Security Agent of notice thereof, in all other cases. The Borrower hereby appoints the Security Agent as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies upon the occurrence of and during the continuance of an Event of Default.

         (K) The Borrower will, promptly upon request, provide to the Security Agent all information and evidence it may reasonably request concerning the Collateral to enable the Security Agent to enforce the provisions of this Agreement. The Borrower will permit the representatives of the Security Agent to call at its places of business from time to time and at any reasonable time during business hours (such visits to be conducted so as not to disrupt the business and affairs of the Borrower), and, without hindrance or delay but with prior notice, to inspect the Collateral and, no more than once each Fiscal Year unless an Event of Default has occurred and is continuing, to inspect, audit, check and make extracts from and copies of the books, records, journals, orders, receipts and correspondence which relate to the Collateral at the Borrower's cost and expense without undue interference with the Borrower's operations. The Borrower will provide each Secured Party with such information as to the Collateral as such Secured Party may reasonably request.

         (L) The Borrower shall notify the Security Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material Copyright, Material Patent or Material Trademark may become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, any such determination or development in, any proceeding in the United States Copyright Office, United States Patent and Trademark Office or any federal, state or local court in the United States) regarding the Borrower's ownership of any Material Copyright, Material Patent or Material Trademark, its right to register or patent the same, or to keep and maintain the same; provided that no notice is required for United States Patent and Trademark Office office actions (including denials of claims) which are routinely received as a Patent or Trademark is prosecuted. For purposes of this subsection (L) of Section 4, "Material Copyright", "Material Patent" and "Material Trademark" shall mean one or more Copyrights, Patents or Trademarks, respectively, which individually has a fair market value in excess of $250,000. In the event that any right to any Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License is infringed, misappropriated or diluted by a third party and such infringement, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect, the Borrower shall notify the Security Agent promptly after it learns thereof and shall promptly take any and all action that would be prudent and in the best interests of the Borrower as reasonably determined by the Borrower to be appropriate. The Borrower shall provide the Security Agent, on an annual basis, with a list of any applications for the registration of any Material Copyright with the United States Copyright Office Material Patent or Material Trademark with the United States Patent and Trademark Office filed by the Borrower and, upon request of the Security Agent, shall execute and deliver any and all agreements, instruments, documents and papers the Security Agent may request to evidence the Security Interests in such Material Patent or Material Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby.

         (M) Not more than six months nor less than 30 days prior to each date on which the Borrower proposes to take any action contemplated by Section 4(A)(I) or (II) and not more than 30 days after written request from the Security Agent to the Borrower with respect to each anniversary of the date of the first Borrowing during the term of the Credit Agreement, the Borrower shall, at its cost and expense, cause to be delivered to the Secured Parties an opinion of counsel satisfactory to the Security Agent to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests, for a period, specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, against all creditors of and purchasers from the Borrower have been filed in each filing office necessary for such purpose. Each such opinion shall be accompanied by a certificate of the Borrower to the effect that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

SECTION 5.  Collateral Account.

         (A) There is hereby established with the Concentration Bank a cash collateral account designated "Collateral Account No. 89079 of Citicorp USA, Inc., as Security Agent under the Security Agreement dated as of July 15, 1998 among Iomega Corporation, Citicorp USA, Inc. and The Northern Trust Company" (the "Collateral Account") in the name and under the control of the Security Agent into which there shall be deposited from time to time and as they become available the cash proceeds of the Collateral required to be delivered to the Concentration Bank or the Security Agent pursuant to subsection (B) of this Section or any other provision of this Agreement. Any income received by the Concentration Bank or the Security Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, subject to subsection (C) of this Section, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account shall vest in the Security Agent and, together with any Liquid Investments from time to time made pursuant to subsection (D) of this Section, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

         (B) The Borrower shall instruct all account debtors and other Persons obligated in respect of all Receivables to make all payments in respect of the Receivables either (i) directly to the Concentration Bank (by electronic transfer to the Collateral Account or by remittance to a post office box which shall be in the name and under the control of the Concentration Bank) or (ii) to one or more other banks in any state (other than Louisiana) in the United States (by remittance to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Annex B hereto duly executed by the Borrower and such bank or under other arrangements, in form and substance satisfactory to the Security Agent, pursuant to which the Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Concentration Bank for deposit into the Collateral Account or as the Security Agent may otherwise instruct such bank (it being understood that the Security Agent may not otherwise instruct such bank unless an Event of Default has occurred and is continuing or the Concentration Bank or the Collateral Account changes). All such payments made to the Concentration Bank or the Security Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Receivables) shall be received by it, the Borrower shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Secured Parties and shall not be commingled with any other funds or property of the Borrower.

         (C) The balance from time to time standing to the credit of the Collateral Account shall, except upon the occurrence and continuation of an Event of Default, be distributed without set-off (except for any set-off for amounts owed under this Agreement or the Credit Agreement) to the Borrower upon the order of the Borrower. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution to the Borrower referred to in the previous sentence of this Section 5(C), the Security Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Security Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in Section 10.

         (D) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Borrower shall from time to time determine, which Liquid Investments shall be held in the name and be under the control of the Security Agent; provided that, if an Event of
Default has occurred and is continuing, the Security Agent shall, if so instructed by the Required Banks, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 10. For the purposes hereof, "Liquid Investments" means any investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade or, in the case of commercial paper issued by the Agent, in any investment grade, by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, the Security Agent or any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Security Agent and (ii) in order to provide the Security Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Liquid Investment shall be either:

                  (a) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Security Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Security Agent or an agent thereof (which shall not be the Borrower or any of its Affiliates) in the State of New York; or

                  (b) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Security Agent) appropriate measures shall have been taken for perfection of the Security Interests.

SECTION 6.  Investment Account.

         (A) The Borrower has established the Investment Accounts with the Securities Intermediaries. All Temporary Cash Investments shall be maintained by the Borrower in the Investment Accounts.

         (B) The Borrower, each Securities Intermediary and the Security Agent have entered into the Control Agreements, pursuant to which the Securities Intermediaries agree to comply, upon receipt of notice from the Security Agent (which notice the Security Agent shall give only upon the occurrence and during the continuation of an Event of Default), with any orders directing transfer or redemption of any Collateral originated by the Security Agent without any further consent by the Borrower.

         (C) All items of income, gain, expense and loss recognized in the Investment Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Borrower.

         (D) Each of the parties hereby agrees that each item of property, including Proceeds and cash, (i) that is or may in the future be standing to the credit of any Investment Account, (ii) that has been received and accepted or may in the future be received and accepted for credit to any Investment Account by the relevant Securities Intermediary or (iii) as to which the relevant Securities Intermediary is or may in the future become obligated by law, regulation, rule or agreement to credit to the Investment Account shall in each case be treated as a "financial asset" for purposes of Section 8-102(a)(9)(iii) of the UCC, this Agreement and the Control Agreements.

SECTION 7.  General Authority.

         The Borrower hereby irrevocably appoints the Security Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Security Agent, the Bank Agents, the Banks or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                   (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

                   (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                   (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Security Agent were the absolute owner thereof; and

                   (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Security Agent shall give the Borrower not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Security Agent and the Borrower agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

SECTION 8.  Remedies upon Event of Default.

         (A) If any Event of Default has occurred and is continuing, the Security Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Security Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Account and apply such monies, Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 10 and (ii) if there shall be no such monies, Liquid Investments or cash or if such monies, Liquid Investments or cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Security Agent may deem satisfactory. The Security Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely and free from any right or claim of any kind whatsoever. The Borrower will execute and deliver such documents and take such other action as the Security Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Security Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of any kind whatsoever, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 7 shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Security Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Security Agent may determine. The Security Agent shall not be obligated to make any such sale pursuant to any such notice. The Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Security Agent until the selling price is paid by the purchaser thereof, but the Security Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Security Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (B) For the purpose of enforcing any and all rights and remedies under this Agreement the Security Agent may (i) require the Borrower to, and the Borrower agrees that it will, at its expense and upon the request of the Security Agent, forthwith assemble all or any part of the Collateral as directed by the Security Agent and make it available at a place designated by the Security Agent which is, in its opinion, reasonably convenient to the Security Agent and the Borrower or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises and (iii) have access to and use the Borrower's books and records relating to the Collateral. The Security Agent may also render any or all of the Collateral unusable at the Borrower's premises and may dispose of such Collateral on such premises without liability for rent or costs.

         (C) Without limiting the generality of the forgoing, if any Event of Default has occurred and is continuing, and the Security Agent has given at least 60 days' notice to the Borrower of its intent to exercise its remedies under this subsection (C),

                  (i) the Security Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Security Agent shall in its sole discretion determine;

                  (ii) the Security Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, in its sole discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and the Borrower hereby releases the Security Agent and each of the other Secured Parties from, and agrees to hold the Security Agent and each of the other Secured Parties free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto; and

                  (iii) upon request by the Security Agent, the Borrower will execute and deliver to the Security Agent a power of attorney, in form and substance satisfactory to the Security Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark or any action related thereto. In the event of any such disposition pursuant to this Section, the Borrower shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such patents or Trademarks and to the distribution of said products, to the Security Agent.

SECTION 9.  Limitation on Duty of Security Agent in Respect of Collateral.

         Beyond the exercise of reasonable care in the custody thereof, the Security Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Security Agent in good faith.

SECTION 10.  Application of Proceeds.

         (A) Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account or otherwise held by the Security Agent shall be applied by the Security Agent in the following order of priorities:

                  first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents of (including, but not limited to, the Concentration Bank) and counsel for the Security Agent, and all expenses, liabilities and advances incurred or made by the Security Agent in connection therewith;

                  second, to payment of any other unreimbursed expenses for which the Security Agent or any Bank Agent or Bank is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or Section 12 hereof and unpaid fees owing to the Security Agent hereunder or to the Bank Agents under the Credit Agreement;

                  third, to the ratable payment of unpaid principal of the Secured Obligations;

                  fourth, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

                  fifth,   to  the   ratable   payment  of  all  other   Secured
         Obligations, until all Secured Obligations shall have been paid in full; and

                  finally, to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         (B) The Security Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. If at any time any monies collected or received by the Security Agent are distributable pursuant to this Section in respect of any Letter of Credit Exposure which is a contingent obligation at such time, then the Security Agent shall invest such amounts in Liquid Investments selected by it and shall hold all such amounts so distributable and all such Liquid Investments and the net proceeds thereof in trust for application to the payment of any Letter of Credit Exposure at such time as such Letter of Credit Exposure is no longer a contingent obligation. If the Security Agent holds any amounts which were distributable in respect of any Letter of Credit Exposure after all letters of credit have expired and all amounts payable with respect thereto have been paid, such amounts shall be applied in the order set forth in subsection (A) above.

         (C) In making the determinations and allocations required by this Section, the Security Agent shall have no liability to any Secured Party for actions taken in reliance on information supplied by the Secured Parties as to the amounts of the Secured Obligations held by them. All distributions made by the Security Agent pursuant to this Section shall be final, and the Security Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them. However, if at any time the Security Agent determines that an allocation or distribution previously made pursuant to this Section was based on a mistake of fact (including, without limiting the generality of the foregoing, mistakes based on any assumption that principal or interest has been paid by payments which are subsequently recovered from the recipient thereof through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise), the Security Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions hereunder so that, on a cumulative basis, the Security Agent and the other Secured Parties receive the distributions to which they would have been entitled if such mistake of fact had not been made.

SECTION 11.  Concerning the Security Agent and the Concentration Bank.

         (A) The Security Agent is authorized to take all such action as is provided to be taken by it as Security Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Security Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

         (B) Citicorp USA, Inc. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Security Agent hereunder.

         (C) The obligations of the Security Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Security Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein.

         (D) The Security Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         (E) Neither the Security Agent nor any director, officer, agent, or employee of the Security Agent shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Security Agent, nor any of its affiliates, nor any of their respective directors, officers, agents or employees, shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Borrower; or (iii) the validity, effectiveness or genuineness of this Agreement or any instrument or writing furnished in connection herewith. The Security Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties The Security Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Security Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Borrower.

         (F) Each Bank shall, ratably in accordance with the amount of its Secured Obligations, indemnify the Security Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder or thereunder.

         (G) The Security Agent may resign at any time by giving written notice of its resignation to the other Secured Parties and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Security Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Security Agent's giving of notice of resignation, then the retiring Security Agent may, on behalf of the other Secured Parties, appoint a Successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Security Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its duties and obligations hereunder. After any retiring Security Agent's resignation hereunder as Security Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent.

         (H) The Concentration Bank is acting hereunder as the agent of the Secured Parties, and is entitled to the benefits of Sections 9 and 11 of this Agreement in respect of its activities under this Agreement to the same extent as if it were the Security Agent.

         (I) The Concentration Bank may at any time, by giving written notice to the Security Agent and the Borrower, and shall, if requested to do so by the Security Agent, resign its position as the Secured Parties' agent and be discharged of its responsibilities hereunder, such resignation to be effective upon the appointment by the Security Agent, with the consent of the Borrower, of a successor Concentration Bank. If no successor Concentration Bank shall be appointed and shall have accepted such appointment within 30 days after the Concentration Bank gives the aforesaid notice of resignation, the Security Agent may appoint a successor Concentration Bank or apply to any court of competent jurisdiction to appoint a successor Concentration Bank. Any successor
Concentration Bank shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Concentration Bank hereunder by a successor Concentration Bank, such successor Concentration Bank shall thereupon succeed to and become vested with all the rights and duties of the retiring Concentration Bank, the Collateral Account shall be transferred to such successor Concentration Bank, and the retiring Concentration Bank shall be discharged from its duties and obligations hereunder. After any retiring Concentration Bank's resignation hereunder the provisions of Sections 9 and 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Concentration Bank.

         (J) In order to comply with any legal requirement in any jurisdiction, the Security Agent may at any time appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Security Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Security Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 11).

SECTION 12.  Fees and Expenses.

         If the  Borrower  fails to comply  with the  provisions  of the  Credit
Agreement or this Agreement, and as a result thereof, the value of any Collateral or the validity, perfection, rank or value of any part of the Security Interests is thereby diminished or potentially diminished or put at risk, the Security Agent, if requested by the Required Banks, may, but shall not be required to, effect such compliance on behalf of the Borrower, and the Borrower shall reimburse the Security Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Requested Banks during the continuance of an Event of Default, or in respect of the sale or other disposition thereof, shall be borne and paid by the Borrower; and if the Borrower fails to promptly pay any portion thereof when due, the Security Agent or any Bank may, at its option, but shall not be required to, pay the same and charge the Borrower's account therefor, and the Borrower agrees to reimburse the Security Agent or such Bank therefor on demand. All sums so paid or incurred by the Security Agent or any other Secured Party for any of the foregoing and any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys' fees and expenses and court costs) reasonably incurred by the Security Agent in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Base Rate Borrowings plus 2%, be additional Secured Obligations hereunder.

SECTION 13.  Termination of Security Interests; Release of Collateral.

         Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower. At any time and from time to time prior to such termination of the Security Interests, the Security Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that prior to such termination, the Security Agent may release all or substantially all of the Collateral (as defined in the Credit Agreement) only with the consent of all Banks. Upon any such termination of the Security Interests or release of Collateral, the Security Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 14.  Notices.

         All notices hereunder shall be in writing (including telex, facsimile or similar writing) and shall be given to the parties hereto at their respective addresses, facsimile numbers or telex numbers set forth on the signature pages hereof or at such other addresses, facsimile numbers or telex numbers as the addressees may hereafter specify for such purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section.

SECTION 15.  Waivers, Non-Exclusive Remedies.

         No failure on the part of any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by such party of any right under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 16.  Successors and Assigns.

         This Agreement is for the benefit of the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Borrower and its successors and assigns.

SECTION 17.  Changes in Writing.

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Borrower and the Security Agent with the consent of the Required Banks (and, if the rights or duties of the Concentration Bank are affected thereby, by the Concentration
Bank).

SECTION 18.  New York Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 19.  Severability.

         If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Security Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         IOMEGA CORPORATION


                                         By             /s/ Robert J. Simmons
                                             Name:      Robert J. Simmons
                                             Title:     Vice President Treasurer
                                             Address:   1821 West Iomega Way
                                                           Roy, Utah 84067
                                             Facsimile:


                                         CITICORP USA, INC., as Security Agent


                                         By             /s/ Bradley I. Dietz
                                             Name:      Bradley I. Dietz
                                             Title:     Managing Director
                                                        GRB/IRM Dept.
                                             Address:   399 Park Avenue
                                                        New York, NY 10043
                                             Facsimile:


                                         THE NORTHERN TRUST COMPANY., as
                                         Concentration Bank


                                         By              /s/ John E. Burda
                                               Name:     John E. Burda
                                               Title:    Second Vice President
                                               Address:  50 S. Lasalle St.
                                                         Chicago, IL 60675
                                               Facsimile:312-444-5055

                                                                        ANNEX A



                             PERFECTION CERTIFICATE

     The undersigned, the chief financial officer and chief legal officer of IOMEGA CORPORATION, a Delaware corporation (the "Borrower"), hereby certify with reference to the Security Agreement dated as of July 15, 1998 among the Borrower, Citicorp USA, Inc., as Security Agent, and The Northern Trust Company, as Concentration Bank (terms defined therein being used herein as therein defined), to the Secured Parties as follows:

     1. Names. (a) The exact corporate name of the Borrower as it appears in its certificate of incorporation is as follows:



     (b) Set forth below is each other corporate name the Borrower has had since its organization, together with the date of the relevant change:



     (c) Except as set forth in Schedule 1, the Borrower has not changed its identity or corporate structure in any way within the past five years.1



     (d) The following is a list of all other names (including trade names or similar appellations) used by the Borrower or any of its divisions or other business units at any time during the past five years:



     2. Current Locations. (a) The chief executive office of the Borrower is located at the following address:

         Mailing Address            County      State





     (b) The following are all the locations where the Borrower maintains any books or records relating to any Receivables with an aggregate face amount in excess of $50,000:

                           Mailing
Name                       Address                   County       State




     (c) The following are all the places of business of the Borrower not identified above (excluding any sales offices):

                           Mailing
Name                       Address                   County       State


     (d) The following are all the locations where the Borrower maintains any Inventory with an aggregate book value in excess of $50,000 not identified above:

                           Mailing
Name                       Address                   County       State



     (e) The following are the names and addresses of all Persons other than the Borrower which have possession of any of the Borrower's Inventory with an aggregate book value in excess of $50,000:

                           Mailing
Name                       Address                   County       State




     3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Borrower at any time during the past five years:

     (b) Set forth below is the information  required by  subparagraphs  (d) and
(e) of paragraph 2 with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:



     4. Unusual Transactions. [Except as set forth in Schedule 4,] all Receivables have been originated by the Borrower in the ordinary course of its business.



     5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

     6. UCC Filings. We have delivered duly signed financing statements on Form UCC-1 in substantially the form of Schedule 6(A) hereto for filing in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

     7. Schedule of Filings. Within 45 days of the date hereof we will deliver a schedule in the form of Schedule 7 attached hereto setting forth filing information with respect to the filings described in paragraph 6 above.

     8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been or will be paid.

     9. Patents. All material patents issued in the United States owned by the Borrower as of the date hereof are listed on Schedule 1 to the Patent Security Agreement.

     10. Trademarks. All trademarks registered in the United States owned by the Borrower and all trademark applications applied for in the United States by the Borrower as of the date hereof are listed on Schedule 1 to the Trademark Security Agreement.

     11. Copyrights. All material copyrights registered in the United States owned by the Borrower as of the date hereof are listed on Schedule 1 to the Copyright Security Agreement.

-
         IN WITNESS WHEREOF, we have hereunto set our hands this day of July, 1998.


                                            ----------------------------
                                            Name:
                                            Title:


                                            ----------------------------
                                            Name:
                                            Title:

                                                                  SCHEDULE 6(A)


Description of Collateral

         All accounts, chattel paper, contract rights, general intangibles, inventory, investment property, equipment and documents, now owned or hereafter acquired, wherever located, and all proceeds thereof.

                                                                    SCHEDULE 7



                                          SCHEDULE OF FILINGS



Debtor        Filing Officer       File Number    Date of Filing1
------        --------------       -----------    ---------------




________________
1 Indicate lapse date, if other than fifth aniversary

                                                                    ANNEX B


                            [FORM OF LOCKBOX LETTER]



                                  July 15, 1998



                                  [Name and Address of Lockbox Bank]

         Re: Iomega Corporation

Gentlemen:

         We hereby notify you that effective July 15, 1998, we have transferred exclusive ownership and control of our lock-box account[s] No[s]. _________________ (the "Lockbox Account[s]") [maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A] to Citicorp USA, Inc., as Security Agent (the "Security Agent").

         We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Security Agent for credit to Account No. ___________ maintained by The Northern Trust Company, at the latter's office at ________________, or (ii) as you may otherwise be instructed by the Security Agent.

         We also hereby notify you that the Security Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s].

         No funds deposited into the Lockbox Account[s] will be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Security Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason and fees owed with respect to the Lockbox Account[s]. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

         Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.

                                            Very truly yours,

                                            IOMEGA CORPORATION


                          By___________________________
                                     Title:


Acknowledged and agreed
to as of this ____ day of
July __, 1998

[LOCKBOX BANK]



By_________________________
  Title:

                                                                      ANNEX C



                            PATENT SECURITY AGREEMENT

               (PATENTS, PATENT APPLICATIONS AND PATENT LICENSES)

                  WHEREAS, Iomega Corporation, a Delaware corporation (herein referred to as "Grantor"), owns the Patents listed on Schedule 1 annexed hereto, and is a party to certain Patent Licenses;

                  WHEREAS, the Grantor, certain banks (the "Banks"), Citibank, N.A., as Administrative Agent (the "Administrative Agent") and Morgan Guaranty Trust Company of New York, as Documentation Agent (together with the Administrative Agent, the "Bank Agents"), are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement");

                  WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor, Citicorp USA, Inc., as Security Agent (in such capacity, together with its successors in such capacity pursuant to the terms of such Security Agreement, the "Grantee") and The Northern Trust Company, Grantor has granted to Grantee for the ratable benefit of such secured parties a security interest in substantially all the assets of the Grantor including all right, title and interest of Grantor in, to and under all Grantor's Patents (as defined in the Security Agreement), together with any reissue, continuation, continuation-in-part or extension thereof, all Grantor's Patent applications and all Grantor's Patent Licenses (as defined in the Security Agreement), whether presently existing or hereafter arising or acquired, and all products and proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents, to secure the payment of all amounts owing by the Grantor under the Credit Agreement and the other Loan Document;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether presently existing or hereafter arising or acquired:

                  (i) each Patent and Patent application, including each Patent referred to in Schedule 1 annexed hereto;
                  (ii)  each Patent License; and

                  (iii) all products and proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future infringement of any Patent, including any Patent referred to in
         Schedule 1 annexed hereto, and any Patent licensed under any Patent License.

                  Notwithstanding the foregoing, the Collateral shall not include and no security interest shall be granted or deemed to be granted in any contracts or agreements, including, without limitation, any Copyright License, Patent License or Trademark License, to the extent that inclusion thereof or the granting of a security interest therein would violate a prohibition on assignment or similar restriction that is effective under applicable law.

                  This security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEROF,Grantor has caused this Patent Security Agreement to be duly executed by it officer thereunto duly authorized as of the 15th day of July, 1998.



                                                     IOMEGA CORPORATION

                                                     By: ________________
                                                         Name:
                                                         Title:

Acknowledged:

CITICORP USA, INC.,
  as Security Agent


By:_______________
   Name:
   Title:

STATE OF           )
COUNTY OF          )


     I, _______________________, Notary Public in and for said County, in the foresaid, DO HEREBY CERTIFY, that _________________, of IOMEGA CORPORATION, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ____________, this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and volutary act and as the free and voluntary act of said company, for the uses and purposes therein set forth being duly authorized so to do.





                                                __________________________
                                                Signature of Notary Public

                                                My Commission expires:

                                                                Schedule 1 to
                                                    Patent Security Agreement


                                                PATENTS

                                              Reg. No.            Reg. Date
                    Name                     (App. No.)          (App. Date)
---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------

---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------

---------------------------------------      ------------        ----------


---------------------------------------      ------------        ----------

                                                                       ANNEX D


                          TRADEMARK SECURITY AGREEMENT


                 (TRADEMARKS, TRADEMARK REGISTRATIONS, TRADEMARK
                      APPLICATIONS AND TRADEMARK LICENSES)



                WHEREAS, Iomega Corporation, a Delaware corporation (herein referred to as "Grantor"), owns the Trademarks (as defined in the Security Agreement referred to below) listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses (as defined in the Security Agreement referred to below) identified in Schedule 1 annexed hereto;

                WHEREAS,  the Grantor,  certain banks (the  "Banks"),  Citibank,
N.A., as Administrative Agent (the "Administrative Agent") and Morgan Guaranty Trust Company of New York, as Documentation Agent (together with the Administrative Agent, the "Bank Agents"), are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

                WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor, Citicorp USA, Inc., as Security Agent (in such capacity, together with its successors in such capacity pursuant to the terms of such Security Agreement, the "Grantee") and The Northern Trust Company, Grantor has granted to Grantee for the ratable benefit of such secured parties a security interest in substantially all the assets of the Grantor including all right, title and interest of Grantor in, to and under the Trademark Collateral (as defined herein), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now owned or existing or hereafter acquired or arising:

                (i) each Trademark, including, without limitation, each Trademark application referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each such Trademark; and

                (ii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark, including, without limitation, any Trademark referred to in Schedule 1 hereto, and all rights and benefits of Grantor under any Trademark License, including, without limitation, any Trademark License identified in Schedule 1 hereto, or for injury to the goodwill associated with any of the foregoing.

                Notwithstanding the foregoing, the Collateral shall not include and no security interest shall be granted or deemed to be granted in any contracts or agreements, including, without limitation, any Copyright License, Patent License or Trademark License, to the extent that inclusion thereof or the granting of a security interest therein would violate a prohibition on assignment or similar restriction that is effective under applicable law.

                Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Grantor or in its name, from time to time, in Grantee's discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Trademark Collateral any and all appropriate action which Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

                Except to the extent not prohibited in the Security Agreement, Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Trademark Collateral.

                This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of July, 1998.


                                                   IOMEGA CORPORATION


                                                    By: _______________________
                                                        Name:
                                                        Title:

Acknowledged:

CITICORP USA, INC.,
as Security Agent


By: ________________________
    Name:
    Title:

                                                            Schedule 1
                                                            to Trademark
                                                            Security Agreement





                   U.S. TRADEMARKS AND TRADEMARK REGISTRATIONS

A.  U.S. Trademarks and Trademark Registrations   Reg. No.    Reg. Date    Mark






B.  U.S. Trademark Applications                   Serial No.  Date Filed   Mark

                                                                      ANNEX E

                          COPYRIGHT SECURITY AGREEMENT

                    (COPYRIGHTS AND COPYRIGHT REGISTRATIONS)


                WHEREAS, Iomega Corporation, a Delaware corporation (herein referred to as "Grantor"), owns the Copyrights (as defined in the Security Agreement referred to below) listed on Schedule 1 annexed hereto;

                WHEREAS,  the Grantor,  certain banks (the  "Banks"),  Citibank,
N.A., as Administrative Agent (the "Administrative Agent") and Morgan Guaranty Trust Company of New York, as Documentation Agent (together with the Administrative Agent, the "Bank Agents"), are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

                WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor, Citicorp USA, Inc., as Security Agent (in such capacity, together with its successors in such capacity pursuant to the terms of such Security Agreement, the "Grantee") and The Northern Trust Company, Grantor has granted to Grantee for the ratable benefit of such secured parties a security interest in substantially all the assets of the Grantor including all right, title and interest of Grantor in, to and under the Copyright Collateral (as defined herein), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether now owned or existing or hereafter acquired or arising:

                (i) each Copyright registered in the United States, including, without limitation, each Copyright registered in the United States referred to in Schedule 1 annexed hereto; and

                (ii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past, present or future infringement of any Copyright, including, without limitation, any Copyright registered in the United States referred to in
                Schedule 1 annexed hereto, and all rights and benefits of Grantor under any Copyright License.

                Notwithstanding the foregoing, the Collateral shall not include and no security interest shall be granted or deemed to be granted in any contracts or agreements, including, without limitation, any Copyright License, Patent License or Trademark License, to the extent that inclusion thereof or the granting of a security interest therein would violate a prohibition on assignment or similar restriction that is effective under applicable law.

                Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Grantor or in its name, from time to time, in Grantee's discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Copyright Collateral any and all appropriate action which Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

                Except to the extent not prohibited in the Security Agreement, Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Copyright Collateral.

                This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
                IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of July, 1998.



                                                     IOMEGA CORPORATION


                                                     By: ______________________
                                                         Name:
                                                         Title:



Acknowledged:

CITICORP USA, INC.,
as Security Agent


By: ________________________
    Name:
    Title:

                                                              Schedule 1
                                                              to Copyright
                                                              Security Agreement



                     COPYRIGHTS AND COPYRIGHT REGISTRATIONS


Registration No.                     Reg. Date               Title

                                                                     EXHIBIT F



                                PLEDGE AGREEMENT


         AGREEMENT dated as of July 15, 1998 between IOMEGA CORPORATION (with its successors, the "Borrower", and, together with any other Person which becomes a Grantor pursuant to Section 3(B), the "Grantors" and each a "Grantor"), and CITICORP USA, INC., as Security Agent (with its successors in such capacity, the "Security Agent").


                              W I T N E S S E T H :


         WHEREAS, the Borrower, certain banks (the "Banks"), Citibank, N.A., as Administrative Agent (the "Administrative Agent") and Morgan Guaranty Trust Company of New York, as Documentation Agent (together with the Administrative Agent, the "Bank Agents"), are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement");

         WHEREAS, in order to induce said Banks and Bank Agents to enter into the Credit Agreement, each Grantor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the obligations of the Borrower under the Credit Agreement and the Notes issued pursuant thereto; and

         WHEREAS, the Banks and the Bank Agents have appointed Citicorp USA, Inc., their Security Agent hereunder;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

         Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "Collateral" has the meaning assigned to such term in Section 3(A).

         "Declaration   of  Pledge"   means   Declaration   de  Gage  de  Compte
d'Instrument Financiers Soumise Aux Dispositions de la Loi du 3 Janvier 1983 as signed by the Borrower and the Security Agent on the date hereof.

         "Domestic Subsidiary" means any Subsidiary which is either incorporated under the laws of, or has a principal place of business in, the United States or any State, the District of Columbia or any territory or possession of the United States.

          "Foreign Subsidiary" means any Subsidiary which is not a Domestic Subsidiary.

         "Issuer" means Iomega International S.A., Nomai, Iomega Japan and any other Subsidiary of the Borrower; provided that the Borrower may, by notice to the Security Agent, exclude from this definition any Subsidiary other than those named herein so long as such Subsidiary, together with all other Subsidiaries so excluded, at no time accounts for more than 5% of the consolidated revenues, Consolidated EBITDA, consolidated assets or consolidated trade receivables, less allowance for doubtful accounts, of the Borrower and its Consolidated Subsidiaries.

         "Pledged Stock" means (i) the Subsidiary Shares and (ii) any other capital stock required to be pledged to the Security Agent pursuant to Section 3(B).

         "Secured Obligations" means the obligations secured under this Agreement including (a) all principal of and interest on any Loan under, or any
Note issued pursuant to, the Credit Agreement, (b) all other amounts payable by the Borrower hereunder or under the Credit Agreement, (c) all Letter of Credit Exposure relating to letters of credit issued by one or more Banks aggregating not more than $20,000,000 which have been designated as "Secured Obligations" under this Agreement by the Borrower by written notice to the Security Agent and
(d) any renewals or extensions of any of the foregoing. The Secured Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower; provided that, for the purposes of payments and allocations pursuant to Section 13 after the commencement of any case, action or other proceeding relating to the bankruptcy, insolvency or reorganization of the Borrower, each Secured Obligation shall be deemed to include interest accrued thereon after the commencement of such proceeding only to the extent that such interest is allowed in such proceeding (pursuant to Section 506(b) of the United States Bankruptcy Code or otherwise).

          "Secured Parties" means the Security Agent, the Bank Agents and the Banks.

         "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         "Special Account" means the special account in the shareholder registry of Nomai established by Credit Agricole following receipt by it of the Declaration of Pledge.

          "Subsidiary  Shares" means the capital stock of the Issuers  listed in
Schedule I.

         Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

SECTION 2.  Representations and Warranties.

         Each Grantor represents and warrants as follows:

         (A) Title to Pledged Stock. The Grantors own all of the Pledged Stock, free and clear of any Liens other than the Security Interests. The Pledged Stock includes all of the issued and outstanding capital stock of each Issuer which is a Domestic Subsidiary and at least 65% of the issued and outstanding capital stock of each Issuer which is a Foreign Subsidiary (provided that the Pledged Stock shall include the lesser of all issued and outstanding capital stock of Nomai owned by the Grantors or 65% of all issued and outstanding stock of Nomai). All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. No Grantor is or will become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

         (B) Validity, Perfection and Priority of Security Interests. Subject to any applicable foreign laws, (i) upon the delivery of the certificates representing the Pledged Stock to the Security Agent in accordance with Section 4 hereof, the Security Agent will have valid and perfected security interests in the Collateral subject to no prior Lien and (ii) no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Borrower nor any of its Subsidiaries has performed or will perform any acts which might prevent the Security Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Security Agent in any such enforcement.

         (C) UCC Filing Locations. The chief executive office of the Borrower is located at its address set forth on the signature pages of the Credit Agreement. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

SECTION 3.  The Security Interests.

         In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Grantors hereunder:

         (A) Each Grantor hereby assigns and pledges to and with the Security Agent for the benefit of the Secured Parties and grants to the Security Agent for the benefit of the Secured Parties security interests in the Pledged Stock, and all of its rights and privileges with respect to the Pledged Stock, and all dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral"). Contemporaneously with the execution and delivery hereof, the Borrower is delivering the certificates representing the Iomega International S.A. Subsidiary Shares in pledge hereunder and the Declaration of Pledge. As promptly as practicable after the date hereof, the Borrower shall deliver (i) the certificates representing the Iomega Japan Subsidiary Shares and (ii) a certificate of Credit Agricole that it has created the Special Account, and as promptly as practicable after the acquisition of any additional shares of Nomai, the Borrower shall deliver a certificate of Credit Agricole that the balance of the capital shares of Nomai (up to a total of 65% of the issued and outstanding shares of the capital stock of Nomai) are reflected in the Special Account.

         (B) Subject, in the case of Nomai, to Section 3(A), in the event that any Subsidiary becomes an Issuer, or any Issuer at any time issues any shares of capital stock of any class to a Grantor or any other Subsidiary, including, without limitation, any additional or substitute shares, such Grantor will, or will cause such Subsidiary to take appropriate steps to become a Grantor hereunder (including, in connection therewith, the delivery by such Subsidiary Grantor of appropriate limited recourse guaranties of the Borrower's obligations under the Credit Agreement and legal opinions and the making of appropriate representations and warranties) and to, immediately pledge and deposit with the Security Agent certificates representing all (or, if such Issuer is a Foreign Subsidiary, at least 65% of) such shares as additional security for the Secured Obligations. All such shares constitute Pledged Stock and are subject to all provisions of this Agreement.

         (C) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Borrower or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Delivery of Pledged Stock.

           All certificates representing Pledged Stock delivered to the Security Agent by the Grantors pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Security Agent.

SECTION 5.  Further Assurances.

         (A) Each Grantor agrees that it will, at its expense and in such manner and form as the Security Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Security Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Security Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Grantor hereby authorizes the Security Agent to execute and file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Security Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

                  (B) Each Grantor agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Security Agent not less than 30 days' prior notice thereof.

SECTION 6.  Record Ownership of Pledged Stock.

         The Security Agent may at any time during the continuance of a Default, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Security Agent or its nominee. Each Grantor will promptly give to the Security Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in its name and the Security Agent will promptly give to the Borrower copies of any notices and communications received by the Security Agent with respect to Pledged Stock registered in the name of the Security Agent or its nominee.

SECTION 7.  Right to Receive Distributions on Collateral.

         The Security Agent shall have the right to receive and, during the continuance of any Default, to retain as Collateral hereunder all dividends and other payments and distributions made upon or with respect to the Collateral, and each Grantor shall take all such action as the Security Agent may deem necessary or appropriate to give effect to such right. All such dividends and other payments and distributions which are received by a Grantor shall be received in trust for the benefit of the Secured Parties and, if the Security Agent so directs during the continuance of a Default, shall be segregated from other funds of such Grantor and shall, forthwith upon demand by the Security Agent during the continuance of a Default, be paid over to the Security Agent as Collateral in the same form as received (with any necessary endorsement). After all Defaults have been cured, the Security Agent's right to retain dividends and other payments and distributions under this Section 7 shall cease and the Security Agent shall pay over to such Grantor any such Collateral retained by it during the continuance of a Default. It is understood that prior to the occurrence of a Default, all dividends and other payments and distributions made upon or with respect to the Collateral shall be distributable to the Grantors.

SECTION 8.  Right to Vote Pledged Stock.

         Unless a Default shall have occurred and be continuing, each Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to its Pledged Stock, and the Security Agent shall, upon receiving a written request from such Grantor accompanied by a certificate signed by the principal financial officer of the Borrower stating that no Default has occurred and is continuing, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Security Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Security Agent.

         If a Default shall have occurred and be continuing, the Security Agent shall have the right to the extent permitted by law and each Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Security Agent were the absolute and sole owner thereof.

SECTION 9.  General Authority.

         Each Grantor hereby irrevocably appoints the Security Agent its true and lawful attorney, with full power of substitution, in the name of the Grantors, the Security Agent, the Bank Agents, the Banks or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of such Grantor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

              (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

             (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

            (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Security Agent were the absolute owner thereof, and

             (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Security Agent shall give the relevant Grantor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Security Agent and the Grantors agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

SECTION 10.  Remedies upon Event of Default.

         If any Event of Default shall have occurred and be continuing, the Security Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Security Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 13 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Security Agent may deem satisfactory. Any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Security Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and
(iii) to impose such other limitations or conditions in connection with any such sale as the Security Agent deems necessary or advisable in order to comply with said Act or any other law. Each Grantor will execute and deliver such documents and take such other action as the Security Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Security Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantors which may be waived, and each Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9 shall (1) in the case of a public sale, state the time and place fixed for such sale, (2) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Security Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Security Agent may determine. The Security Agent shall not be obligated to make any such sale pursuant to any such notice. The Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Security Agent until the selling price is paid by the purchaser thereof, but the Security Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Security Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

SECTION 11.  Expenses.

         The Grantors jointly and severally agree that they will forthwith upon demand pay to the Security Agent:

              (i) the amount of any taxes which the Security Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

             (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Security Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Security Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

Any such amount not paid on demand shall bear interest at the rate applicable to Base Rate Borrowings plus 2% and shall be an additional Secured Obligation hereunder.

SECTION 12.  Limitation on Duty of Security Agent in Respect of Collateral.

         Beyond the exercise of reasonable care in the custody thereof, the Security Agent all have no duty as to any Collateral in its possession or control or in the possession or control of any agent or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Security Agent in good faith.

SECTION 13.  Application of Proceeds.

         Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Security Agent in the following order of priorities:

               first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Security Agent, and all expenses, liabilities and advances incurred or made by the Security Agent in connection therewith, and any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Bank Agents under the Credit Agreement;

               second, to the ratable payment of unpaid principal of the Secured Obligations;

               third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

               fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

               finally, to payment to the Grantors or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Security Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 14.  Concerning the Security Agent.

         (A) The Security Agent is authorized to take all such action as is provided to be taken by it as Security Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Security Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

         (B) Citicorp USA, Inc. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Security Agent hereunder.

         (C) The obligations of the Security Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Security Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein.

         (D) The Security Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         (E) Neither the Security Agent nor any director, officer, agent, or employee of the Security Agent shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Security Agent, nor any of its affiliates, nor any of their respective directors, officers, agents or employees, shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Grantors, or (iii) the validity, effectiveness or genuineness of this Agreement or any instrument or writing furnished in connection herewith. The Security Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Security Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Security Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantors.

         (F) Each Bank shall, ratably in accordance with the amount of its Secured Obligations, indemnify the Security Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Grantors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder or thereunder.

         (G) The Security Agent may resign at any time by giving written notice of its resignation to the other Secured Parties and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Security Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Security Agent's giving of notice of resignation, then the retiring Security Agent may, on behalf of the other Secured Parties, appoint a Successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Security Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its duties and obligations hereunder. After any retiring Security Agent's resignation hereunder as Security Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent.

SECTION 15.  Appointment of Co-Agents.

         At any time or times, in order to comply with any legal requirement in any jurisdiction, the Security Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Security Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Security Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 14).

SECTION 16.  Termination of Security Interests; Release of Collateral.

         Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors. At any time and from time to time prior to such termination of the Security Interests, the Security Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that prior to such termination, the Security Agent may release all or substantially all of the Collateral (as defined in the Credit Agreement) only with the consent of all Banks. Upon any such termination of the Security Interests or release of Collateral, the Security Agent will, at the expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 17.  Notices.

         All notices hereunder shall be in writing (including telex, facsimile or similar writing) and shall be given to the parties hereto at their respective addresses, facsimile numbers or telex numbers set forth on the signature pages hereof or at such other addresses, facsimile numbers or telex numbers as the addressees may hereafter specify for such purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section.

SECTION 18.  Waivers, Non-Exclusive Remedies.

         No failure on the part of any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by such party of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 19.  Successors and Assigns.

         This Agreement is for the benefit of the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Grantors and their successors and assigns.

SECTION 20.  Changes in Writing.
         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Grantors and the Security Agent with the consent of the Required Banks.

SECTION 21.  New York Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 22.  Severability.

         If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Security Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       IOMEGA CORPORATION


                                       By           /s/ Robert J. Simmons
                                             Name:  Robert J. Simmons
                                             Title: Vice President and Treasurer
                                             Address:   1821 West Iomega Way
                                                           Roy, Utah 84067
                                             Facsimile:


                                       CITICORP USA, INC., as Security Agent


                                       By            /s/ Bradley I. Dietz
                                             Name:   Bradley I. Dietz
                                             Title:  Managing Director
                                                     GRB/IRM Dept.
                                             Address:   399 Park Avenue
                                                           New York, NY 10043
                                             Facsimile:

                                   Schedule I

                                Subsidiary Shares



         Issuer                                Shares of Capital Stock
         ------                                -----------------------
Iomega International S.A.                                  1,181,400
Nomai S.A.                                                   679,967
Iomega Japan                                                     132*



*to be delivered as promptly as practicable after the Effective Date.

                                                                      EXHIBIT G


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.



                               IOMEGA CORPORATION

                       Senior Subordinated Promissory Note


$20,000,000                                                           Roy, Utah
                                                                   July 1, 1998


                              ---------------------

         Iomega Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Idanta Partners, or assigns, the principal sum of $20,000,000 (Twenty Million Dollars), together with interest (computed on the basis of a 365-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the following rates:

         1. from the date hereof through September 30, 1998, the greater of (i) the weighted-average interest rate charged under the Credit Agreement (as defined below) at the beginning of such period plus 2% per annum and (ii) 8.6875%;

         2.       from October 1, 1998 through December 31, 1998, the greater of
                  (i) the weighted-average interest rate charged under the Credit Agreement at the beginning of such period plus 2% per annum and (ii) 10.6875%; and

         3. from January 1, 1999 until paid in full the greater of (i) the weighted-average interest rate charged under the Credit Agreement at the beginning of such period plus 2% per annum and (ii) 12.6875%.

All principal and interest shall be due and payable on March 31, 1999.

1.   Subordination.

     (a) Subordination to Senior Indebtedness. The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred but is senior to the Company's 6-3/4% Convertible Subordinated Notes due 2001. "Senior Indebtedness" means all principal, premium (if any), interest (including, without limitation, interest accruing on or after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-petition interest is allowed in such proceeding), bank fees and other amounts (including attorneys' fees and other costs of collection) owed by the Company with respect to the Amended and Restated Credit Agreement And Collateral Release dated as of January 23, 1998 among the Company, the Banks named therein, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (the "Credit Agreement"), as the Credit Agreement may be amended or extended from time to time, and any related documents.

     (b) (b1) No Payment if Default in Senior Indebtedness. No payment on account of principal of or interest on this Note shall be made, and this Note shall not be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

     (b2) No Payment if Loans Outstanding Under Senior Indebtedness. Except for payments permitted by Section 2 of this Note, no payment on account of principal of or interest on this Note shall be made, and this Note shall not be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto loans would be outstanding under the Credit Agreement.

         (c)   Payment upon Dissolution, Etc.

                  (i)In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), all claims of the holder of this Note with respect to this Note in such Proceeding shall be deemed assigned, pro rata, to the then holders of the Senior Indebtedness on the basis of the respective amounts of such Senior Indebtedness held by such holder, and the holder of this Note hereby agrees to execute all documents that such holders request in order to evidence such assignment, provided, however, that such assignment shall terminate upon receipt by such holders of payment in full of all of the Senior Indebtedness. While such assignment is in effect, the then holders of the Senior Indebtedness shall have the exclusive right to exercise all rights of the holder of this Note arising from their claims with respect to this Note in the Proceeding, including but not limited to the right to vote for a trustee and to accept or reject a proposed plan of reorganization or composition, and the holder of this Note hereby agrees to execute all documents reasonably requested by the then holders of the Senior Indebtedness in order to exercise any such rights whether (at the sole discretion of such holders) in the holder's own name or in the name of the holder of this Note. While such assignment is in effect, the holder of this Note also agrees that it shall, upon request of a holder of Senior Indebtedness, and at its own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all its claims in any Proceeding, and the holder of this Note shall not expressly, by implication or by inaction waive any claim in any Proceeding with respect to this Note without the written consent of such holder.

                  (ii)Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before the holder of this Note shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 1 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Note who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holder of this Note. In the event of any Proceeding, the holder of this Notes shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares.

                  (iii)For purposes of this Section 1(c), the words "assets" and "cash, property or securities" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Section 1 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding, if (x) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     (d) Subrogation. Subject to payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of this Note would be entitled except for the subordination provisions of this Section 1 shall, as between the holder of this Note and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

     (e) Rights of Holders Unimpaired. The provisions of this Section 1 are and are intended solely for the purposes of defining the relative rights of the holder of this Note and the holders of Senior Indebtedness and nothing in this
Section 1 shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of this Note the principal thereof and interest thereon, in accordance with the terms of this Note, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

     (f) Payments on Subordinated Notes. Subject to Section 1(c), the Company may make payments of the principal of, and any interest or premium on, this Note, if at the time of payment, and immediately after giving effect thereto,
(i) there exists no default in any payment with respect to any Senior Indebtedness and (ii) there shall not have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist.

2. Repayment and Prepayment of Principal. Subject to the subordination provisions of Sections 1(a), 1(b1) and 1(c) (but, for purposes of clarity, not
Section 1(b2)) and the following sentence, all amounts due under this Note may be prepaid in whole or in part, without the prior written consent of the holder of this Note. This Note may not be repaid at any time that there are loans outstanding under the Credit Agreement or prepaid at any time without the written consent of the holders of Senior Indebtedness unless such repayment or prepayment is made solely out of the proceeds from the issuance of equity
interests  in  the  Company  or  notes   containing   subordination   provisions
subordinating the notes to the Senior Indebtedness at least to the extent provided in Section 1 (other than Section 1(b2)). Notwithstanding any other provision hereof, the Company shall repay or prepay to the holder promptly following the expiration of the tender offer to be conducted by the Company for shares of Nomai S.A. any amount not used to acquire shares of capital stock of Nomai S.A. in such tender offer.]

3. Default. Subject to the subordination provisions of Section 1, the entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the holder of this Note, without any other notice or demand of any kind or any presentment or protest, and the holder shall have all of the rights and remedies afforded by applicable law, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

     (a) If default shall be made in the payment of principal or interest on this Note, and such default shall remain unremedied for thirty (30) days; or

     (b) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

     (c) If the Company shall not have granted to the holder hereof a valid and enforceable security interest in all of the Company's now owned or hereafter acquired material intellectual property and a perfected security interest in the Company's issued and pending United States patents, United States registered trademarks and intellectual property constituting general intangibles (within the meaning of the Uniform Commercial Code, as adopted in the State of Utah) which is deemed located in the United States, which is junior and subordinate to a security interest in the same property in favor of the holders of the Senior Indebtedness within the earlier of forty-five (45) days from the date that written demand for the security interest described herein is made in writing and ten (10) days of the granting and perfecting of a security interest in any of the property described herein to secure payment of amounts owing under the Credit Agreement; or

     (d) If the indebtedness represented by the Credit Agreement becomes due and payable prior to the stated maturity thereof; or

     (e) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days.

4.   General.

     (a) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns; provided however, that the original holder of this Note shall not transfer or assign any interest herein to any other person or entity prior to the time, if any, that a default has occurred hereunder, except for distributions by the holder to its partners or by its partners to their estates, heirs or partners.

     (b) Recourse. Recourse under this Note shall be to the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

     (c) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holder of this Note.

     (d) Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

     (e) Set-off. All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

     (f) Costs of Collection. The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder of this
Note in enforcing the obligations of the Company under this Note.

     (g) Waivers. No delay or omission on the part of the holder of this Note in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     (h) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the holder:

                  Idanta Partners
                  4660 La Jolla Village Drive
                  San Diego, CA 92122
                  Attention: Controller

                  If to the Company:

                  Iomega Corporation
                  1821 West Iomega Way
                  Roy, UT 84067
                  Attention: General Counsel

     (i) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Roy, Utah shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (j) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.


         IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

                                               IOMEGA CORPORATION



                                                By:/s/ Robert J. Simmons
                                                   Robert J. Simmons
                                                   Vice President and Treasurer

        /s/ Laurie B. Keating
ATTEST:________________________
                  Secretary

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO
REGISTERED OR AN EXEMPTIONFROM REGISTRATION UNDER SAID ACT IS
AVAILABLE.



                               IOMEGA CORPORATION

                       Senior Subordinated Promissory Note


$7,500,000                                                            Roy, Utah
                                                                   July 8, 1998


                              ---------------------

         Iomega Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Idanta Partners, or assigns, the principal sum of $7,500,000 (Seven Million Five Hundred Thousand Dollars), together with interest (computed on the basis of a 365-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the following rates:

         a. from the date hereof through September 30, 1998, the greater of (i) the weighted-average interest rate charged under the Credit Agreement (as defined below) at the beginning of such period plus 2% per annum and (ii) 8.6875%;

         b.       from October 1, 1998 through December 31, 1998, the greater of
                  (i) the weighted-average interest rate charged under the Credit Agreement at the beginning of such period plus 2% per annum and (ii) 10.6875%; and

         c. from January 1, 1999 until paid in full the greater of (i) the weighted-average interest rate charged under the Credit Agreement at the beginning of such period plus 2% per annum and (ii) 12.6875%.

All principal and interest shall be due and payable on March 31, 1999.

1.     Subordination.

     (a) Subordination to Senior Indebtedness. The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred but is senior to the Company's 6-3/4% Convertible Subordinated Notes due 2001. "Senior Indebtedness" means all principal, premium (if any), interest (including, without limitation, interest accruing on or after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-petition interest is allowed in such proceeding), bank fees and other amounts (including attorneys' fees and other costs of collection) owed by the Company with respect to the Amended and Restated Credit Agreement And Collateral Release dated as of January 23, 1998 among the Company, the Banks named therein, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (the "Credit Agreement"), as the Credit Agreement may be amended or extended from time to time, and any related documents.

     (b) (b1) No Payment if Default in Senior Indebtedness. No payment on account of principal of or interest on this Note shall be made, and this Note shall not be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

     (b2) No Payment if Loans Outstanding Under Senior Indebtedness. Except for payments permitted by Section 2 of this Note, no payment on account of principal of or interest on this Note shall be made, and this Note shall not be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto loans would be outstanding under the Credit Agreement.

     (c) Payment upon Dissolution, Etc.

     (i)In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), all claims of the holder of this Note with respect to this Note in such Proceeding shall be deemed assigned, pro rata, to the then holders of the Senior Indebtedness on the basis of the respective amounts of such Senior Indebtedness held by such holder, and the holder of this Note hereby agrees to execute all documents that such holders request in order to evidence such assignment, provided, however, that such assignment shall terminate upon receipt by such holders of payment in full of all of the Senior Indebtedness. While such assignment is in effect, the then holders of the Senior Indebtedness shall have the exclusive right to exercise all rights of the holder of this Note arising from their claims with respect to this Note in the Proceeding, including but not limited to the right to vote for a trustee and to accept or reject a proposed plan of reorganization or composition, and the holder of this Note hereby agrees to execute all documents reasonably requested by the then holders of the Senior Indebtedness in order to exercise any such rights whether (at the sole discretion of such holders) in the holder's own name or in the name of the holder of this Note. While such assignment is in effect, the holder of this Note also agrees that it shall, upon request of a holder of Senior Indebtedness, and at its own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all its claims in any Proceeding, and the holder of this Note shall not expressly, by implication or by inaction waive any claim in any Proceeding with respect to this Note without the written consent of such holder.

     (ii)Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before the holder of this Note shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 1 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Note who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holder of this Note. In the event of any Proceeding, the holder of this Notes shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares.

     (iii) For purposes of this Section 1(c), the words "assets" and "cash, property or securities" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 1 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding, if (x) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     (d) Subrogation. Subject to payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of this Note would be entitled except for the subordination provisions of this Section 1 shall, as between the holder of this Note and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

     (e) Rights of Holders Unimpaired. The provisions of this Section 1 are and are intended solely for the purposes of defining the relative rights of the holder of this Note and the holders of Senior Indebtedness and nothing in this
Section 1 shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of this Note the principal thereof and interest thereon, in accordance with the terms of this Note, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

     (f) Payments on Subordinated Notes. Subject to Section 1(c), the Company may make payments of the principal of, and any interest or premium on, this Note, if at the time of payment, and immediately after giving effect thereto,
(i) there exists no default in any payment with respect to any Senior Indebtedness and (ii) there shall not have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist.

2. Repayment and Prepayment of Principal. Subject to the subordination provisions of Sections 1(a), 1(b1) and 1(c) (but, for purposes of clarity, not
Section 1(b2)) and the following sentence, all amounts due under this Note may be prepaid in whole or in part, without the prior written consent of the holder of this Note. This Note may not be repaid at any time that there are loans outstanding under the Credit Agreement or prepaid at any time without the written consent of the holders of Senior Indebtedness unless such repayment or prepayment is made solely out of the proceeds from the issuance of equity
interests  in  the  Company  or  notes   containing   subordination   provisions
subordinating the notes to the Senior Indebtedness at least to the extent provided in Section 1 (other than Section 1(b2)). Notwithstanding any other provision hereof, the Company shall repay or prepay to the holder promptly following the expiration of the tender offer to be conducted by the Company for shares of Nomai S.A. any amount not used to acquire shares of capital stock of Nomai S.A. in such tender offer.]

3. Default. Subject to the subordination provisions of Section 1, the entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the holder of this Note, without any other notice or demand of any kind or any presentment or protest, and the holder shall have all of the rights and remedies afforded by applicable law, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

     (a) If default shall be made in the payment of principal or interest on this Note, and such default shall remain unremedied for thirty (30) days; or

     (b) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

     (c) If the Company shall not have granted to the holder hereof a valid and enforceable security interest in all of the Company's now owned or hereafter acquired material intellectual property and a perfected security interest in the Company's issued and pending United States patents, United States registered trademarks and intellectual property constituting general intangibles (within the meaning of the Uniform Commercial Code, as adopted in the State of Utah) which is deemed located in the United States, which is junior and subordinate to a security interest in the same property in favor of the holders of the Senior Indebtedness within the earlier of forty-five (45) days from the date that written demand for the security interest described herein is made in writing and ten (10) days of the granting and perfecting of a security interest in any of the property described herein to secure payment of amounts owing under the Credit Agreement; or

     (d) If the indebtedness represented by the Credit Agreement becomes due and payable prior to the stated maturity thereof; or

     (e) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days.

4. General.

     (a) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns; provided however, that the original holder of this Note shall not transfer or assign any interest herein to any other person or entity prior to the time, if any, that a default has occurred hereunder, except for distributions by the holder to its partners or by its partners to their estates, heirs or partners.

     (b) Recourse. Recourse under this Note shall be to the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

     (c) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holder of this Note.

     (d) Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

     (e) Set-off. All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

     (f) Costs of Collection. The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder of this
Note in enforcing the obligations of the Company under this Note.

     (g) Waivers. No delay or omission on the part of the holder of this Note in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     (h) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the holder:

                  Idanta Partners
                  4660 La Jolla Village Drive
                  San Diego, CA 92122
                  Attention: Controller

                  If to the Company:

                  Iomega Corporation
                  1821 West Iomega Way
                  Roy, UT 84067
                  Attention: General Counsel

     (i) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Roy, Utah shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (j) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

                                                     IOMEGA CORPORATION



                                                 By:/s/ Robert J. Simmons
                                                    Robert J. Simmons
                                                    Vice President and Treasurer


ATTEST:  /s/ Laurie B. Keating
         Secretary

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO
REGISTERED OR AN EXEMPTIONFROM REGISTRATION UNDER SAID ACT IS
AVAILABLE.



                               IOMEGA CORPORATION

                       Senior Subordinated Promissory Note


$12,500,000                                                          Roy, Utah
                                                                  July 8, 1998


                              ---------------------

         Iomega Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Idanta Partners, or assigns, the principal sum of $12,500,000 (Twelve Million Five Hundred Thousand Dollars), together with interest (computed on the basis of a 365-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the following rates:

        a. from the date hereof through September 30, 1998, the greater of (i) the weighted-average interest rate charged under the Credit Agreement (as defined below) at the beginning of such period plus 2% per annum and (ii) 8.6875%;

         b.       from October 1, 1998 through December 31, 1998, the greater of
                  (i) the weighted-average interest rate charged under the Credit Agreement at the beginning of such period plus 2% per annum and (ii) 10.6875%; and

         c. from January 1, 1999 until paid in full the greater of (i) the weighted-average interest rate charged under the Credit Agreement at the beginning of such period plus 2% per annum and (ii) 12.6875%.

All principal and interest shall be due and payable on March 31, 1999.

1.     Subordination.

     (a) Subordination to Senior Indebtedness. The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred but is senior to the Company's 6-3/4% Convertible Subordinated Notes due 2001. "Senior Indebtedness" means all principal, premium (if any), interest (including, without limitation, interest accruing on or after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-petition interest is allowed in such proceeding), bank fees and other amounts (including attorneys' fees and other costs of collection) owed by the Company with respect to the Amended and Restated Credit Agreement And Collateral Release dated as of January 23, 1998 among the Company, the Banks named therein, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (the "Credit Agreement"), as the Credit Agreement may be amended or extended from time to time, and any related documents.

     (b) (b1) No Payment if Default in Senior Indebtedness. No payment on account of principal of or interest on this Note shall be made, and this Note shall not be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

     (b2) No Payment if Loans Outstanding Under Senior Indebtedness. Except for payments permitted by Section 2 of this Note, no payment on account of principal of or interest on this Note shall be made, and this Note shall not be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto loans would be outstanding under the Credit Agreement.

     (c) Payment upon Dissolution, Etc.

     (i)In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), all claims of the holder of this Note with respect to this Note in such Proceeding shall be deemed assigned, pro rata, to the then holders of the Senior Indebtedness on the basis of the respective amounts of such Senior Indebtedness held by such holder, and the holder of this Note hereby agrees to execute all documents that such holders request in order to evidence such assignment, provided, however, that such assignment shall terminate upon receipt by such holders of payment in full of all of the Senior Indebtedness. While such assignment is in effect, the then holders of the Senior Indebtedness shall have the exclusive right to exercise all rights of the holder of this Note arising from their claims with respect to this Note in the Proceeding, including but not limited to the right to vote for a trustee and to accept or reject a proposed plan of reorganization or composition, and the holder of this Note hereby agrees to execute all documents reasonably requested by the then holders of the Senior Indebtedness in order to exercise any such rights whether (at the sole discretion of such holders) in the holder's own name or in the name of the holder of this Note. While such assignment is in effect, the holder of this Note also agrees that it shall, upon request of a holder of Senior Indebtedness, and at its own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all its claims in any Proceeding, and the holder of this Note shall not expressly, by implication or by inaction waive any claim in any Proceeding with respect to this Note without the written consent of such holder.

     (ii)Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before the holder of this Note shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 1 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Note who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holder of this Note. In the event of any Proceeding, the holder of this Notes shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares.

     (iii) For purposes of this Section 1(c), the words "assets" and "cash, property or securities" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 1 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding, if (x) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     (d) Subrogation. Subject to payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of this Note would be entitled except for the subordination provisions of this Section 1 shall, as between the holder of this Note and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

     (e) Rights of Holders Unimpaired. The provisions of this Section 1 are and are intended solely for the purposes of defining the relative rights of the holder of this Note and the holders of Senior Indebtedness and nothing in this
Section 1 shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of this Note the principal thereof and interest thereon, in accordance with the terms of this Note, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

     (f) Payments on Subordinated Notes. Subject to Section 1(c), the Company may make payments of the principal of, and any interest or premium on, this Note, if at the time of payment, and immediately after giving effect thereto,
(i) there exists no default in any payment with respect to any Senior Indebtedness and (ii) there shall not have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist.

2. Repayment and Prepayment of Principal. Subject to the subordination provisions of Sections 1(a), 1(b1) and 1(c) (but, for purposes of clarity, not
Section 1(b2)) and the following sentence, all amounts due under this Note may be prepaid in whole or in part, without the prior written consent of the holder of this Note. This Note may not be repaid at any time that there are loans outstanding under the Credit Agreement or prepaid at any time without the written consent of the holders of Senior Indebtedness unless such repayment or prepayment is made solely out of the proceeds from the issuance of equity
interests  in  the  Company  or  notes   containing   subordination   provisions
subordinating the notes to the Senior Indebtedness at least to the extent provided in Section 1 (other than Section 1(b2)). Notwithstanding any other provision hereof, the Company shall repay or prepay to the holder promptly following the expiration of the tender offer to be conducted by the Company for shares of Nomai S.A. any amount not used to acquire shares of capital stock of Nomai S.A. in such tender offer.]

3. Default. Subject to the subordination provisions of Section 1, the entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the holder of this Note, without any other notice or demand of any kind or any presentment or protest, and the holder shall have all of the rights and remedies afforded by applicable law, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

     (a) If default shall be made in the payment of principal or interest on this Note, and such default shall remain unremedied for thirty (30) days; or

     (b) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

     (c) If the Company shall not have granted to the holder hereof a valid and enforceable security interest in all of the Company's now owned or hereafter acquired material intellectual property and a perfected security interest in the Company's issued and pending United States patents, United States registered trademarks and intellectual property constituting general intangibles (within the meaning of the Uniform Commercial Code, as adopted in the State of Utah) which is deemed located in the United States, which is junior and subordinate to a security interest in the same property in favor of the holders of the Senior Indebtedness within the earlier of forty-five (45) days from the date that written demand for the security interest described herein is made in writing and ten (10) days of the granting and perfecting of a security interest in any of the property described herein to secure payment of amounts owing under the Credit Agreement; or

     (d) If the indebtedness represented by the Credit Agreement becomes due and payable prior to the stated maturity thereof; or

     (e) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days.

4. General.

     (a) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns; provided however, that the original holder of this Note shall not transfer or assign any interest herein to any other person or entity prior to the time, if any, that a default has occurred hereunder, except for distributions by the holder to its partners or by its partners to their estates, heirs or partners.

     (b) Recourse. Recourse under this Note shall be to the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

     (c) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holder of this Note.

     (d) Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

     (e) Set-off. All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

     (f) Costs of Collection. The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder of this
Note in enforcing the obligations of the Company under this Note.

     (g) Waivers. No delay or omission on the part of the holder of this Note in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     (h) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the holder:

                  Idanta Partners
                  4660 La Jolla Village Drive
                  San Diego, CA 92122
                  Attention: Controller

                  If to the Company:

                  Iomega Corporation
                  1821 West Iomega Way
                  Roy, UT 84067
                  Attention: General Counsel

     (i) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Roy, Utah shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (j) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

                                                     IOMEGA CORPORATION



                                                 By:/s/ Robert J. Simmons
                                                    Robert J. Simmons
                                                    Vice President and Treasurer


ATTEST:  /s/ Laurie B. Keating
         Secretary

--------
         * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum. If this Agreement is prepared in connection with a substitution pursuant to Section 8.06 of the Credit Agreement, amount must combine principal, accrued interest and fees and breakage compensation, if any, and the administrative fee referred to in Section 9.06(c) of the Credit Agreement must be paid to the Administrative Agent.

     1Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.

     2Indicate lapse date, if other than fifth anniversary.